Exhibit 2.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

SALE AND PURCHASE AGREEMENT

by and among

UNIQURE N.V.

and

EACH OF THE SHAREHOLDERS OF CORLIEVE THERAPEUTICS PARTY HERETO,

and

THE HOLDER REPRESENTATIVE

Dated as of June 21, 2021

In presence of Corlieve

Condor House

5-10 St. Paul’s Churchyard

London EC4M 8AL

Tel. +44 (0)20 3201 5000

Fax: +44 (0)20 3201 5001

www.morganlewis.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of June 21, 2021 (the “Agreement Date”) is made and entered into by and among uniQure N.V., a public company with limited liability (naamloze vennootschap) formed under the laws of the Netherlands and registered with the Dutch trade register under number 54385229 (“Purchaser”); all shareholders of Corlieve Therapeutics SAS, a société par actions simplifiée formed under the laws of France (“Corlieve” or the “Company”), party hereto acting severally and not jointly (non solidairement) for the purposes hereof (“Sellers” and each, individually, a “Seller”); and the Holder Representative hereunder (collectively, the “Parties”), in presence of Corlieve for purposes of Section 4.

INTRODUCTION

WHEREAS, the Sellers currently own 100,000 ordinary shares of Corlieve (excluding Free Shares) (“Ordinary Shares”) in the aggregate and 602,488 ordinary shares called “Series A” shares for identification purposes only of Corlieve (“Series A Shares”) in the aggregate, as set forth in further detail on Exhibit A attached hereto;

WHEREAS, Corlieve has allocated 52,296 free shares (actions gratuites), of which 5,464 have been cancelled effective on the Closing Date.  The holders of the remaining free shares (“Free Shares Holders” and each, individually, a “Free Share Holder”) currently own 46,832 free shares as set forth in further detail on Exhibit B attached hereto, representing all of the issued and outstanding free shares and securities giving access to the share capital of Corlieve (the “Free Shares”);1

WHEREAS, in connection with the execution of this Agreement, Purchaser and REGENXBIO INC., a corporation organized under the laws of the State of Delaware, with offices at 9804 Medical Center Drive, Rockville, MD 20850 (“RGX”), have reached certain agreements in respect of the RGX License Agreement.

WHEREAS, certain of the Sellers have extended a shareholder loan to Corlieve (the “Shareholder Loan”), which will be repaid before the Closing Date by way of set-off against the capital contribution obligation resulting from a share capital increase in favor of certain of the Sellers, representing the issuance of new Series A Shares, at a price of €10 each (the “Loan Conversion”);

WHEREAS, the Sellers and the Free Share Holders shall hold, on the Closing Date, 100% of the issued and outstanding share capital and of the voting rights in Corlieve (the “Shares”);

WHEREAS, the Sellers desire to sell, or cause to be sold, to Purchaser, and Purchaser desires to acquire from the Sellers, on the Closing Date, all of the Shares upon the terms and conditions hereinafter set forth;

WHEREAS, Purchaser desires to acquire from the Free Share Holders all of the Free Shares upon the terms and conditions hereinafter set forth;

WHEREAS, for certain limited purposes, and subject to the terms set forth herein, the Holder Representative shall serve as a representative of the Sellers; and

WHEREAS, provisions of the SER Merger Code (SER-Fusiegedragsregels 2015) and the Act on the works councils (Wet op de ondernemingsraden) are not applicable to the transactions contemplated hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“AAV9” means (a) the recombinant adeno-associated virus serotype 9 vector with the specified sequence set forth in GenBank ([*]) and (b) any recombinant adeno-associated virus derivatives of such serotype 9 vector that are covered by the claims of the Valid RGX AAV9 Patents.

“Acceptable Undertaking” means the undertaking by the Purchaser and its Affiliates to take any of the following actions or commitments: (a) to ensure that the Corlieve Intellectual Property remains available for use in France by Corlieve; (b) to cause Corlieve to (i) file in France any patent application relating to a patentable invention developed by Corlieve for the purposes of its activities, without prejudice to the ability of Corlieve to additionally register such patent(s) in any territory other than France, and (ii) ensure that Patents filed pursuant to subparagraph (i) remain available for use in France by Corlieve; (c) to maintain Corlieve’s registered office in France and substantially the same level of human resources and equipment in France to continue operating the Business for a period of not more than two years from Closing; and (d) to grant the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance) with information, audit and access rights customarily required for the purpose of monitoring the above undertakings, provided that such rights do not unreasonably disrupt the normal operations of Corlieve.

“Accredited Investor” shall have the meaning set forth in Section 2.11(d)..

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person shall mean (a) direct or indirect ownership of more than fifty percent (50%) of the voting securities or other voting interest of any Person (including attribution from related parties) or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract, as a general partner, as a manager, or otherwise.

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Agreement Date” shall have the meaning set forth in the Preamble of this Agreement.

“Alternative Product” shall mean any pharmaceutical product in all forms, presentations, formulations, methods of administration and dosage forms, that targets the expression of the Grik2 Gene Sequence for the treatment of epilepsy in humans that uses Corlieve Intellectual Property,  excluding any Corlieve Product.

“Alternative Transaction” shall have the meaning set forth in Section 6.5.

“ANSM” shall have the meaning set forth in Section 4.23(b).

“API” means active pharmaceutical ingredient.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Applicable Law” shall mean, with respect to any Person, any Law applicable to such Person or any of such Person’s property and assets or such Person’s legal representatives, officers, directors, employees, consultants or agents in their capacity as such Person’s legal representatives, officers, directors, employees, consultants or agents, respectively.

“Benefits” shall mean: (i) all compensation or benefits provided by any Contract signed with any existing or former employee, and (ii) all medical, dental, health, welfare, life insurance agreements, programs, policies, commitments or other arrangements.

“BLA” means a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2 (or any successor regulation thereto), or a NDA filed with the FDA as described in 21 C.F.R. § 314 (or any successor regulation thereto) for purposes of obtaining Regulatory Approval for a new biologic in the United States, or any equivalent filing in a country or regulatory jurisdiction other than the United States.

“BPI Loan Agreement” shall mean that certain loan agreement (contrat d’aide en avance récupérable n°DOS0138446/00) between BPIFrance Financement and Corlieve, dated 6 January 2021. “Business” shall mean the business of Corlieve as conducted as of the Agreement Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York, Paris, France or Amsterdam, The Netherlands, are authorized or obligated by Law or executive order to close.

“Bylaws” shall mean the by-laws (statuts) of Corlieve, updated as of 27 March 2021.

“Cap” shall have the meaning set forth in Section 9.5(c).

“Capitalization Table” shall have the meaning set forth in Section 4.3(a).

“CHMP” shall mean the Committee for Medicinal Products for Human Use of the EMA and any successor committee thereto.

“Claim Notice” shall have the meaning set forth in Section 9.3(a).

“Claim Response” shall have the meaning set forth in Section 9.3(a).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall mean the date on which the Closing occurs.

“Closing Date Allocation Schedule” shall mean a schedule, which shall be prepared in good faith by the Holder Representative, that sets forth (i) the amount of Closing Date Cash Consideration payable to each Seller and (ii) the Pro Rata Share of each Seller at Closing.

“Closing Date Cash Balance” shall mean the aggregate amount as of the Closing Date of cash and cash equivalents of Corlieve, as determined in accordance with French GAAP.

“Closing Date Cash Consideration” shall mean an amount equal to:

(a)Such amount, not less than [*], as is determined by the Purchaser in its sole discretion and notified by the Purchaser to the Holder Representative by the close of business on the second Business Day prior to Closing;

(b)plus the Closing Date Cash Balance;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(c)plus the Net Working Capital (which may be positive or negative);

(d)plus the Specified Costs;

(e)less the Transaction Expenses; and

(f)less the Closing Date Indebtedness.

“Closing Date Consideration” shall mean an amount equal to:

(a)[*];

(b)plus the Closing Date Cash Balance;

(c)plus the Net Working Capital (which may be positive or negative);

(d)plus the Specified Costs;

(e)less the Transaction Expenses; and

(f)less the Closing Date Indebtedness.

“Closing Date Indebtedness” shall mean the aggregate amount of Indebtedness of Corlieve as of the Closing Date.

“Closing Statement” shall have the meaning set forth in Section 2.4(b).

“Commercially Reasonable Efforts” means, with respect to a Party, such level of efforts that would be used by a similarly situated group as such Party and its Affiliates in conducting the development and registration of pharmaceutical products to which it has rights, taking into account product labeling, anticipated labeling, safety and efficacy, market potential, medical and clinical consideration, regulatory environment, profitability, manufacturability and competitive market conditions, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), development costs and time, financial return on such product and other relevant considerations, all of which may be evaluated for each particular market. It is understood that such efforts may change from time to time based upon changes to the above factors. As a result, the exercise of diligence by Purchaser and its Affiliates is to be determined by judging Purchaser’s commercially reasonable efforts taken as a whole. “Commercially Reasonable Efforts” shall be determined on a country-by-country (or region-by-region, where applicable) and indication-by-indication basis, without regard to the particular circumstances of a Party, including any other product opportunities of such Party and without regard to any payments owed by such Party to the other Party under this Agreement.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.2.

“Contract” shall mean any binding agreement, lease, license, commitment, purchase order, arrangement, mortgage, indenture, note, bond, deed, loan, evidence of Indebtedness, security agreement or other contract.

“Control” means, with respect to any material, information, or Intellectual Property right, that a Party and/or any Affiliate(s) of such Party (a) owns such material, information, or Intellectual Property right, or (b) has a license to or a right to use such material, information, or Intellectual Property right; in each case of (a) or (b), with the ability to grant to the other Party (and, with respect to Purchaser, as an Affiliate of Corlieve) access, a right to use, or a license or sublicense (as applicable) to such material, information, or Intellectual Property right, on the terms and conditions set forth herein, without (i) violating the terms of any agreement or other arrangement with or obligation to any Third Party in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

existence as of the time such Party and/or any Affiliate(s) of such Party would first be required hereunder to grant the other Party such access, right to use or (sub)license or (ii) paying any sums of money to any Third Party that assigned or licensed such material, information, or Intellectual Property right to such first Party and/or any Affiliate(s) of such Party that become payable in connection with the other Party’s exploitation thereof hereunder, unless such sums are payable under any Existing License Agreement.

“Corlieve” shall have the meaning set forth in the Preamble of this Agreement.

“Corlieve Intellectual Property” shall mean any Intellectual Property Controlled by Corlieve as of the Closing Date.

“Corlieve Partner” shall have the meaning set forth in Section 4.23(a).

“Corlieve Patents” shall mean any Patents Controlled by Corlieve as of the Closing Date.

“Corlieve Product” shall mean any pharmaceutical product using AAV9 to knock down the expression of the Grik2 Gene Sequence, which product (i) contains a DNA sequence encoding an RNA sequence that is Covered or specifically disclosed (without reference to percent sequence identity or variants thereof) in any Corlieve Patents, or (ii) contains a DNA sequence encoding an  RNA sequence that has been listed on Schedule 1.1 (or delivered on an updated Schedule 1.1 at Closing), or (iii) is developed after the Closing Date and contains a DNA sequence encoding an RNA sequence with two or less nucleotide substitutions, deletions and/or additions to the “guide” nucleotide sequence of the DNA sequences referred to in subclauses (i) and (ii), in each case (alone or with other APIs), in all forms, presentations, formulations, methods of administration and dosage forms, for all indications and diagnostic uses in humans, including all human disease.

“Court Order” shall mean any judgment, decision, award, consent decree, injunction, ruling or order of any federal, state, local or other domestic or foreign court, arbitral tribunal or Governmental Authority that is binding on any Person or its property.

“Cover”, “Covered” or “Covering” means, with respect to any given product and Patents, that the composition of matter, method of manufacture or use of such product is claimed by a Valid Claim of such Patent (i.e., in the absence of a license under, or ownership of, such Patent, the manufacture, use or sale of such would infringe such Patent as issued or, in the case of a patent application, evaluating such patent application as if it were issued as a Patent as of the date of such evaluation).

“Covered Parties,” collectively, and “Covered Party,” individually, shall have the meaning set forth in Section 9.2(c).

“CRO” shall mean a contract research organization.

“Current Assets” shall mean Corlieve’s: (a) inventories; (b) accounts receivable from third parties (including trade and service accounts receivable owed); (c) other receivables from third parties, including receivables related to Tax Credits (including for the avoidance of doubt, any claim for Tax Credit reimbursement for which the relevant filing application has been made by Corlieve prior to the date hereof); (d) prepaid insurance; (e) prepaid expenses; (f) commissions and advances to third parties; (g) subsidies; and (h) prepaid custom duties; provided, however, that in no event shall “Current Assets” hereunder include or be deemed to include any item or amount included in or described in the definition of “Closing Date Cash Balance.”

“Current Liabilities” shall mean Corlieve’s: (a) accounts payable; (b) accrued expenses including Transaction Bonus; and (c) Taxes currently payable, in each case excluding any Liabilities incurred by Corlieve with the consent of Purchaser between the Agreement Date and the Closing Date,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

as the case may be, such consent to be withheld in Purchaser’s sole discretion (other than any Liabilities expressly included in the definition of “Transaction Expenses”); provided, however, that in no event shall “Current Liabilities” hereunder include or be deemed to include any item or amount included in or described in the definition of “Closing Date Indebtedness.”

“Damages” shall have the meaning set forth in Section 9.2(a).

“De Minimis Amount” shall have the meaning set forth in Section 9.5(a)).

“Default” shall mean (a) any actual breach, violation or default or (b) the existence of circumstances or the occurrence of an event that with the passage of time or the giving of notice or both will constitute a breach, violation or default or give rise to a right of termination, renegotiation or acceleration.

“Deprioritization” shall mean the manufacturing of a batch of at least 20 liters of an Alternative Product (and “Deprioritize” shall have the corresponding meaning).

“Development Notice” shall have the meaning set forth in Section 2.9(h)(ii).

“Disclosure Letter” shall have the meaning set forth in the preamble to Article 4.

“Disclosure Notification” shall have the meaning set forth in Section 6.7.

“Disputed Amounts” shall have the meaning set forth in Section 2.4(d).

“Dollars” and “$” shall each mean lawful money of the United States.

“Downstream Milestone 4b Payment” shall have the meaning set forth in Section 2.9(c).

“Downstream Milestone 5b Payment” shall have the meaning set forth in Section 2.9(d).

“Downstream Payments” shall have the meaning set forth in Section 2.9(d).

“EMA” shall mean the European Medicines Agency and any successor agency thereto.

“Employees” shall mean each of the employees of Corlieve.

“Encumbrance” shall mean with respect to any asset, any adverse claim of title, lien, pledge, option, charge, easement, servitude, title defect, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance, preemptive right, right of first refusal or first offer, restriction or other right of any third party, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future other than mandatory licenses arising by operation of law.

“Environmental Claim” shall mean any claim, notice, order, or Proceeding alleging Liability for, or an obligation with respect to, any investigation, monitoring, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, release or threatened release of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim, notice, order, or Proceeding seeking Damages, contribution, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, release or threatened release of Hazardous Material or alleged injury or threat of injury to health, safety or the environment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Environmental Law” shall mean all Applicable Law relating to pollution or protection of human health and safety or the environment.

“Escrow Account” shall have the meaning set forth in Section 2.12(a).

“Escrow Agent” shall mean the escrow agent to be selected by the Holder Representative and Purchaser.

“Escrow Agreement” shall mean that certain Escrow Agreement, dated as of the Closing Date, by and among Purchaser, the Escrow Agent and the Holder Representative. The Escrow Agreement will be in customary form, contain terms and conditions consistent with this Agreement, and be mutually reasonably acceptable to Purchaser, the Escrow Agent and the Holder Representative.

“Escrow Release Date” shall have the meaning set forth in Section 2.12(b).

“Escrowed Amount” shall mean an amount in cash from time to time being held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement, which shall be equal to [*] the following amount: [*] minus the Non GMP Batch Payment minus the Free Share Holdback, provided that if all or part of the Non GMP Batch Payment or the Free Share Holdback are paid by the Purchaser pursuant to this Agreement prior to the Escrow Release Date, a portion thereof equal to [*] of each such payment will be made to the Escrow Account.

“Estimated Closing Date Cash Balance” shall have the meaning set forth in Section 2.4(a).

“Estimated Closing Date Cash Consideration” shall be determined by the Purchaser based on the Estimated Closing Date Consideration and the definition of Closing Date Cash Consideration.

“Estimated Closing Date Consideration” shall have the meaning set forth in Section 2.4(a)).

“Estimated Closing Date Indebtedness” shall have the meaning set forth in Section 2.4(a).

“Estimated Closing Statement” shall have the meaning set forth in Section 2.4(a).

“Estimated Net Working Capital” shall have the meaning set forth in Section 2.4(a).

“Estimated Transaction Expenses” shall have the meaning set forth in Section 2.4(a).

“Euros” and “€” shall each mean the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

“Existing License Agreement” shall mean the contracts listed at Section 4.18(b) of the Disclosure Letter.

“FDA” shall mean the U.S. Food and Drug Administration and any successor agency thereto.

“Financial Statements” shall mean reports of the statutory auditors, as applicable, and notes contained therein in respect of Corlieve as at December 31, 2020.

“Foreign Investment Approval” shall have the meaning set forth in Section 8.1(a).

“Founders” shall mean [*] and the Scientific Founders.

“French GAAP” shall mean generally accepted accounting principles in France, as consistently applied over all relevant periods.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Free Shares” shall have the meaning set forth in the Recitals.

“Free Shares Holdback” shall mean the Pro Rata Share of the Closing Date Consideration and any Milestone Payments, as applicable, corresponding to the Free Shares.

“Free Shares Holder” and “Free Shares Holders” shall have the respective meanings set forth in the Recitals.

“Free Share Transfer Date” shall mean, with respect to any given Free Share, the date on which such Free Share can be transferred in accordance with Applicable Law.

“Fundamental Representations” shall mean the representations and warranties set forth in Section 3.1 (Power and Authorization), Section 3.4 (Ownership of the Shares), Section 3.6 (No Brokers), Section 4.1 (Organization of Corlieve), Section 4.3 (Capitalization) and Section 4.22 (No Brokers).

“Governmental Authority” shall mean any: (a) nation, state, province, territory, county, municipality, district or other jurisdiction of any nature; (b) international, multinational, federal, state, local, municipal, foreign or other government, agency or authority; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, Regulatory Authority, commission, instrumentality, official, organization, unit, body or Person and any court or other judicial or arbitral tribunal).

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award of any Governmental Authority.

“Grik2 Gene Sequence” means the gene sequence encoding human glutamate ionotropic receptor kainite type subunit 2 (GluK2: previously known as ionotropic glutamate receptor 6).

“Hazardous Materials” shall mean any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste which is regulated under any Environmental Law.

“Holdback Amount” shall mean a cash amount equal to [*].

“Holder Representative” shall have the meaning set forth in Section 11.4(a).

“Holder Representative’s Costs” shall have the meaning set forth in Section 11.4(e).

“Holder Representative’s Fund” shall have the meaning set forth in Section 11.4(f).

“Indebtedness” shall mean (without duplication), as to any Person, (a) all obligations for the payment of principal, accrued and unpaid interest, prepayment or redemption penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money or (ii) indebtedness evidenced by notes debentures, bonds or other similar instruments for the payment of which such Person is liable, in each case including any breakage costs and costs and expenses related to the termination, discharge and release of all related Encumbrances, (b) any obligations to reimburse the issuer of any letter of credit, surety bond, performance bond, bank guarantee or similar obligation, in each case to the extent drawn or otherwise not contingent, (c) all capitalized lease obligations of such Person that are, or should be, classified as balance sheet liability in accordance with French GAAP, (d) all indebtedness of third parties secured by an Encumbrance (other than a Permitted Encumbrance) on property owned or acquired by such Person, (e) any obligation that would be required to be reflected as debt on the balance sheet of such Person under French GAAP, (f) any unfunded benefit liabilities, (g) all indebtedness arising out of overdrafts, acceptance credit or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

similar facilities, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such Indebtedness, to advance or supply funds for the payment or purchase of such Indebtedness or otherwise to assure a creditor against loss, in each case including all accrued interest and prepayment penalties, if any, and (i) the amount of repayable advances under the BPI Loan Agreement not paid prior to Closing that are in excess of  [*] of all such repayable advances; provided, however, that (1) no amount under subclauses (h) or (i) shall be counted more than one time and (2) in no event shall “Indebtedness” hereunder include or be deemed to include any item, amount, Liability or obligation (i) included in or described in the definitions of “Current Liabilities” or “Transaction Expenses” or (ii) incurred by Corlieve with the consent of Purchaser between the Agreement Date and the Closing Date, as the case may be, such consent to be withheld in Purchaser’s sole discretion.

“Indemnifying Party” shall have the meaning set forth in Section 9.3(a).

“Independent Accountants” shall have the meaning set forth in Section 2.4(d).

“Instrument” shall have the meaning set forth in Section 11.4(c).

“Intellectual Property” means any and all intellectual property rights or similar proprietary rights throughout the world, including all (i) national and multinational statutory invention registrations, patents and patent applications of any type issued or applied for in any jurisdiction, including all provisionals, non-provisionals, divisions, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction, and all inventions claimed in each such registration, patent or patent application (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, brand names, certification marks, domain names, trade names, corporate names and other indications of origin, whether or not registered, in any jurisdiction, and all registrations and applications for registration of the foregoing in any jurisdiction, and all goodwill associated with the foregoing (collectively, “Trademarks”), (iii) copyrights (whether or not registered) and registrations and applications for registration thereof in any jurisdiction, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, regardless of the medium of fixation or means of expression (collectively, “Copyrights”), (iv) trade secrets, information, data, specifications, processes, methods, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions, discoveries, ideas and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, structural activity relationship information, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information (collectively, “Know-How”), (v) database rights, industrial designs, industrial property rights, publicity rights and privacy rights (vi) computer software and firmware, including data files, source code, object code and software-related specifications and documentation (collectively “Software”) and (vii) the right to assert, claim or sue and collect damages for the past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Knowledge” shall mean (i) in the case of the Company, the actual knowledge of the Company, after due inquiry of the Company’s President and, with respect to Section 4.18, of the Company’s President and the Scientific Founders (each designated Person, at their actual knowledge, and with respect to  [*], after reasonable inquiry of Corlieve employees with respect to subject matters falling within the responsibilities of such employees) or (ii) in the case of the Purchaser, the actual knowledge of the Purchaser, after due inquiry of  [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Laws” shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, directive, judgment, order, award, writ, injunction, decree or other Court Order of any Governmental Authority.

“Liabilities” shall mean any and all debts, liabilities, claims, losses and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, asserted or unasserted, due or to become due, determined, determinable or otherwise, and whether or not required under French GAAP, as applicable, to be accrued on the financial statements of a Person, including all costs and expenses relating thereto.

“Licensed Know-How Schedule” shall mean a schedule, dated as of the Closing Date, which shall reasonably reflect all material written documents delivered, disclosed or otherwise transferred by RGX to Corlieve pursuant to the RGX License Agreement as of the Closing Date which contain material Know-How, including an index of (A) the collaboration folder named [*], which contains (i) a folder named [*] containing documents which have been shared between the parties to the MTA (as such term is defined in the RGX License Agreement), and (ii) folders containing documents exchanged between Corlieve and RGX in the conduct of the Research Plan (as such term is defined in the RGX Agreement), and (B) the Know-How provided by RGX to Corlieve pursuant to Section 2.8 (b) of the RGX Agreement.

“Litigation Conditions” shall mean, with respect to a Third Party Claim, (a) such Third Party Claim does not seek injunctive or equitable relief or non-monetary damages from the Covered Party; (b) such Third Party Claim does not relate to or arise in connection with any criminal proceeding, action, indictment, allegation or investigation; (c) the Indemnifying Party agrees that it will be liable to a Covered Party for any indemnifiable Damages relating to the Third Party Claim; (d) the Indemnifying Party is able to reasonably demonstrate that it has sufficient financial resources to defend such Third Party Claim; (e) the amount remaining under the Cap at the time of the Third Party Claim is reasonably sufficient to satisfy any likely judgment or settlement resulting from such Third Party Claim; and (f) such Third Party Claim has not been asserted directly or indirectly by or on behalf of a Person that is a licensee or supplier of Purchaser or Corlieve.

“Loan Conversion” shall have the meaning set forth in the Recitals.

“Major EU Country” shall mean each of France, Germany, Italy and Spain.

“Majority of Sellers” shall have the meaning set forth in Section 11.4.

“Material Adverse Effect” shall mean any change, event, condition, circumstance, development, occurrence or effect that is, or would reasonably be expected to constitute, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Corlieve as a whole or on the ability of Corlieve or the Sellers to consummate the transactions contemplated by this Agreement, other than any change, event, condition, circumstance, development, occurrence or effect arising from or related to (i) general changes in business, economic, political, social, legal or regulatory conditions, (ii) changes in conditions generally applicable to the industry in which Corlieve operates, (iii) general changes in financial, banking or securities markets (including any disruption thereof), (iv) changes in Applicable Laws or French GAAP, (v) pandemics, outbreak of hostilities, terrorist attack (whether against a nation or otherwise) or war, or (vi) the announcement of this Agreement or the transactions contemplated hereby, in each case, that do not disproportionately adversely affect Corlieve in relation to others who participate in the same business as Corlieve.

“Material Contracts” shall have the meaning set forth in Section 4.6(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Milestone #1” shall have the meaning set forth in Section 2.9(a).

“Milestone #2” shall have the meaning set forth in Section 2.9(a).

“Milestone #3” shall have the meaning set forth in Section 2.9(a).

“Milestone #4a” shall have the meaning set forth in Section 2.9(a).

“Milestone #4b” shall have the meaning set forth in Section 2.9(a).

“Milestone #5a” shall have the meaning set forth in Section 2.9(a).

“Milestone #5b” shall have the meaning set forth in Section 2.9(a).

“Milestone Payment” shall mean the payments set forth in Section 2.9(a) with respect to Milestone #1, Milestone #2, Milestone #3, Milestone #4a or Milestone #4b and Milestone #5a or Milestone #5b, subject to Section 2.7.

“Milestone Set-Off” shall have the meaning set forth in Section 2.10.

“Milestones” shall mean Milestone #1, Milestone #2, Milestone #3, Milestone #4a, Milestone #4b, Milestone #5a and Milestone #5b.

“Milestone Shares” shall mean the uniQure Ordinary Shares, if any, that are issued by the Purchaser to satisfy its obligation to make the Milestone Payments, as the case may be.

“Milestone Shares Cap” shall have the meaning set forth in Section 2.9(f).

“Most Recent Balance Sheet” shall mean the audited statutory accounts of Corlieve as at December 31, 2020.

“Nasdaq” shall mean The Nasdaq Global Select Market (or any successor thereto).

“NDA” means a new drug application as described in 21 C.F.R. § 314.50, including all amendments and supplements to the application, submitted to the FDA under Section 505(b) of the FDC Act for approval to commercialize a new drug in the United States.

“Net Working Capital” shall mean (a) the Current Assets as of the Closing Date minus (b) the Current Liabilities as of the Closing Date.

“Non-GMP Batch Delivery” shall mean the delivery by RGX to Corlieve of Corlieve Product manufactured in accordance with Non-GMP specifications to support a pivotal GLP toxicology IND-enabling study by a process representative of the GMP process to be used in GMP manufacture of such Corlieve Product, as well as supporting analytics and all CMC Data required to enable lot release and IND filing, as contemplated in Section 5.1.1 of the RGX License Agreement.

“Non GMP Batch Payment” shall mean (i) with respect to the Closing Date Consideration, an amount to be notified by the Holder Representative to the Purchaser not less  [*] prior to Closing, estimated to be  [*] (the “Initial Non GMP Batch Payment”) and (ii) with respect to any Milestone Payment if and when due, the relative increase in the Pro Rata Share of RGX following payment of the Initial Non GMP Batch Payment, if any, as set out on Schedule 2.7.

“Ordinary Course of Business” or “Ordinary Course” shall mean the ordinary and usual course of the normal day-to-day operations of Corlieve, consistent with the past practice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Ordinary Shares” shall have the meaning set forth in the Recitals.

“Outside Date” shall have the meaning set forth in Section 10.1(b).

“Parties” shall have the meaning set forth in the Preamble.

“Patents” shall have the meaning set forth in the definition of “Intellectual Property.”

“Paying Agent” has the meaning set forth in Section 2.3(a)(ii).

“Paying Agent Agreement” shall mean that certain Paying Agent Agreement, dated as of the Closing Date, by and among Purchaser, the Paying Agent and the Holder Representative. The Paying Agent Agreement will be in customary form, contain terms and conditions consistent with this Agreement (including that any Seller who transfers its right to receive the Milestone Payments must provide notice to Purchaser and the Paying Agent, and that Purchaser may require an opinion of counsel in connection with such transfer), and be mutually reasonably acceptable to Purchaser, the Paying Agent and the Holder Representative.

“Permit” shall mean each permit, certificate, license, consent, registration, approval or authorization of any Governmental Authority.

“Permitted Encumbrance” shall mean (a) liens for Taxes, assessments and other governmental charges, in each case, not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with French GAAP or U.S. GAAP, as applicable, (b) statutory liens arising in the Ordinary Course of Business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which Corlieve is a lessee and not in Default, (d) licenses to service providers (such as contract manufacturing organizations and contract research organizations) in the Ordinary Course of Business or licenses back to licensors expressly granted pursuant to the Material Contracts, (e) pledges or deposits made in the Ordinary Course of Business which do not in the aggregate materially detract from the value of the related assets or properties or materially impair the use thereof in the operation of the Business as currently conducted, and (f) deposits and pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs.

“Permitted Transfer” shall mean a transfer of the right to receive the Milestone Payments by any Seller (a) upon death of such Seller by will or intestacy; (b) pursuant to a Court Order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (d) to any Person if such transfer is of such Seller’s entire right to receive the remaining portion of the Milestone Payments which such Seller is entitled to receive; provided, that, in connection with any such transfer, (i) such transferee agrees in writing with Purchaser to be bound by the restriction on transfer contained in Section 2.9(j) as a Seller, (ii) such transfer complies with all applicable securities Laws, and (iii) such transfer is registered with the Paying Agent as provided in the Paying Agent Agreement.

“Person” shall mean an individual, a limited liability company, a joint venture, a corporation, a company, a partnership, an association, a business trust, a trust, an estate, a Governmental Authority, a division or operating group of any of the foregoing or any other entity or organization.

“Phase I/II Clinical Trial” shall mean a first in human clinical trial that is primarily intended to test the safety of the product for a specific indication in patients with the disease or condition under study, or an analogous study or trial of a medical device intended to evaluate scientifically valid evidence to be submitted in an application to a Regulatory Authority for the applicableproduct.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Phase III Clinical Trial” means a clinical trial intended to meet the requirements for approval of an NDA or BLA for the product, or an analogous study intended to establish scientifically valid evidence to be submitted in an application to a Regulatory Authority for the product, including any Phase II Clinical Trial that meets the requirements of the foregoing.

“Post-Closing Adjustment” shall have the meaning set forth in Section 2.4(f).

“President” shall mean the Company’s president (Président).

“Proceeding” shall have the meaning set forth in Section 4.16.

“Pro Rata Share” shall mean, with respect to each Seller, as to (i) any indemnifiable Damages, (ii) the Escrowed Amount, (iii) the Milestone Shares or (iv) otherwise for purposes of this Agreement, the percentage of the Closing Date Cash Consideration (including the Free Share Holdback but excluding the Non GMP Batch Payment) to which such Seller (including any Free Share Holder) is entitled; provided that if the Non GMP Batch Payment is earned by RGX, the Pro Rata Share of each Seller shall be recalculated to reflect the relative increase in the Pro Rata Share of RGX, as illustrated on Schedule 2.7, which will be updated prior to the Closing Date.

“Purchaser” shall have the meaning set forth in the Preamble of this Agreement.

“Purchaser Indemnified Party” and “Purchaser Indemnified Parties” shall have the respective meanings set forth in Section 9.2(a).

“Reference Market Value” means, with respect to any date, the volume-weighted average price of uniQure Ordinary Shares as reported on Nasdaq for the twenty (20) consecutive Trading Day period ending two (2) Business Days prior to such date.

“Regulation S” shall mean Regulation S promulgated under the Securities Act.

“Regulatory Approval” shall mean, with respect to a country or extra-national territory, all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially market, distribute and sell a pharmaceutical product in such country or some or all of such extra-national territory.

“Regulatory Authority” shall mean, with respect to a country or region, any national (e.g., the FDA for the United States), supra-national (e.g., the EMA for the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority that has jurisdiction with respect to the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals products or otherwise has jurisdiction with respect to the safety, efficacy, reliability, manufacture, investigation, sale or marketing of any pharmaceutical product.

“Regulatory Authorizations” shall have the meaning set forth in Section 4.23(g).

“Released Closing Date Cash Consideration” shall mean an amount of cash equal to the Estimated Closing Date Cash Consideration less (i) the Holdback Amount, (ii) the Initial Non GMP Batch Payment and (iii) the Free Share Holdback.

“Released Damages” shall have the meaning set forth in Section 7.2.

“Representative” shall mean, with respect to any Person, any officer, director, principal, member, manager, attorney, agent, advisor, employee or other representative of such Person.

“Resolution Period” shall have the meaning set forth in Section 2.4(c).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Response Period” shall have the meaning set forth in Section 9.3(b).

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

“Review Period” shall have the meaning set forth in Section 2.4(c).

“RGX License Agreement” shall mean the license and collaboration agreement between Corlieve and RGX dated 24 June 2020.

“Safety/Regulatory Reason” means that the Purchaser reasonably determines that the medical risk/benefit of such Corlieve Product is sufficiently unfavorable as to be incompatible with the welfare of patients, poses an unacceptable safety risk or is unlikely to obtain Regulatory Approval, which determination shall be supported by relevant scientific data as well as requests of CHMP or FDA, and a confirmation by Purchaser that it has determined in good faith that such issues are unlikely to be resolved within a reasonable period of time, as shall be disclosed (together with a summary of the data and requests supporting such reason) to the Holder Representative.

“Scientific Founders” shall mean  [*].

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” and “Sellers” shall have the respective meanings set forth in the Preamble to this Agreement.

“Seller Indemnified Party” and “Seller Indemnified Parties” shall have the respective meanings set forth in Section 9.2(c).

“Seller Releasing Party” shall have the meaning set forth in Section 7.2

“Series A Shares” shall have the meaning set forth in the Recitals.

“Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of 24 June 2020, by and among Corlieve and the shareholders of Corlieve, and all related contractual undertakings entered into with Free Share Holders.

“Shareholder Loan” shall have the meaning set forth in the Recitals.

“Shares” shall have the meaning set forth in the Recitals.

“Software” shall have the meaning set forth in the definition of “Intellectual Property.”

“Specified Costs” shall mean costs that Corlieve has incurred or will incur or commit prior to the Closing Date as set forth in Section 1.1 of the Disclosure Letter.

“Specified Representations” shall mean the representations and warranties set forth in Section 4.18 (Intellectual Property).

“Statement of Objections” shall have the meaning set forth in Section 2.4(c).

“Subsidiary” shall mean, with respect to any Person, (a) any corporation more than fifty percent (50%) of whose shares of any class or classes is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest.

“Subsidies” shall have the meaning set forth in Section 4.24.

“Survival End Date” shall have the meaning set forth in Section 9.1.

“Swiss Subsidiary” shall mean Corlieve Therapeutics AG, a Swiss corporation having its registered office at c/o Switzerland Innovation Park Basel Area AG, Gewerbestrasse 24, 4123 Allschwil, Switzerland, and registered under number CHE-486.007.268.

“Tax” (including with correlative meaning, the terms “Taxes” and “Taxable”) shall mean (a) any and all, direct or indirect, taxes and duties and similar governmental charges, levies, imposts or withholdings (including net income, gross income, gross receipts, gains, net wealth, net worth, equity, asset value, value added tax, turnover, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, social security contributions, employment, excise, severance, stamp, occupation, premium, property, windfall profits, escheat, customs, duties or other taxes) in the nature of a tax whenever and by whatever Governmental Authority imposed, and whether of the French or a foreign, state or local jurisdiction, together with in any such case any interest, fines, penalties, surcharges and charges incidental or relating to the imposing of any of such Taxes and any additions to tax or additional amounts with respect thereto, (b) any Liability for the payment of any items described in clause (a) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included)) in any Tax Return related to such group, and (c) any Liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person, or any successor or transferee liability, by Contract or otherwise in respect of any items described in clause (a) or (b) above.

“Tax Credit” shall mean any amount which can be subtracted from the payment of Taxes to any Taxing Authority or that can be reimbursed by any Taxing Authority.

“Tax Law” shall mean all currently Applicable Law and guidelines released by any Taxing Authority relating to or regulating the assessment, determination, collection or imposition of Taxes.

“Tax Period” shall mean any period prescribed by any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Return” individually, or “Tax Returns,” collectively, shall mean any return, declaration, report, statement, information statement and other document (including any amendment thereof or attachment thereto) required to be filed with a Governmental Authority with respect to Taxes.

“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection, or imposition of any Taxes (domestic or foreign).

“Third Party” shall mean any Person other than the Purchaser Indemnified Parties and the Seller Indemnified Parties.

“Third Party Claim” shall have the meaning set forth in Section 9.4(a).

“Threshold” shall have the meaning set forth in Section 9.5(b).

“Total Consideration” shall mean the Closing Date Consideration and the Milestone Payments.

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“Trading Day” shall mean a day on which Nasdaq is open for trading.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Transaction Agreements” shall mean this Agreement, the Escrow Agreement and all other agreements, instruments and certificates to be executed by any party hereto at or prior to the Closing pursuant to this Agreement.

“Transaction Bonus” shall mean the bonuses that will be paid by Corlieve to its employees or consultants in connection with the transactions contemplated in this Agreement, up to a maximum aggregate amount of  [*].

“Transaction Expenses” shall mean all fees, costs (including Taxes but excluding Tax Credits), payments and expenses of Corlieve (and of the Sellers to the extent such fees, costs, payments and expenses are to be borne by Corlieve and are not paid before the Closing Date) payable to third parties, including legal counsel, that were incurred in connection with (i) the negotiation, preparation (including due diligence), drafting, review, execution, delivery or performance of this Agreement or any other document delivered or to be delivered in connection with the transactions contemplated hereby, (ii) except as otherwise set forth in this Agreement, the preparation and submission of any filing or notice required to be made or given prior to the Closing in connection with any of the transactions contemplated hereby, or (iii) the obtaining of any consent, waiver or approval required to be obtained in connection with any of the transactions contemplated hereby, including legal and accounting fees, investment banking fees, and related disbursements in connection with any of the foregoing.

“Transaction Expenses of the Sellers” shall mean all fees, costs, payments and expenses of the Holder Representative and the Paying Agent.

“Transfer Taxes” shall mean all direct and indirect stock transfer Taxes, stock registration, documentary or recording Taxes, stamp Taxes and similar Taxes (including any penalties and interest) incurred, imposed, assessed or payable pursuant to Section 7.1 in connection with the transfer of Shares pursuant to this Agreement.

“uniQure Ordinary Shares” shall mean the Ordinary Shares in the capital of uniQure N.V., nominal value €0.05 per share.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States and consistently applied over all relevant periods.

“U.S. Person” shall have the meaning given to such term by Regulation S.

“Valid Claim” shall mean with respect to a particular country, a claim of any existing or future issued and unexpired Patent that has not (A) lapsed, been cancelled or abandoned or dedicated to the public (subject, in case of abandonment or dedication to the public of a Patent, to Purchaser providing notice to the Holder Representative reasonably promptly before such abandonment or dedication to the public) or (B) revoked, held unenforceable, invalid or unpatentable by a decision of a court or other government body (which decision is unappealed or unappealable within the time allowed for appeal), including through opposition, reexamination or reissue, and which has not been rendered unenforceable through disclaimer or otherwise; provided, that, on a country-by-country basis, a Patent application pending for more than five (5) years from the earliest priority date of such application shall not be considered to have any Valid Claim for purposes of this Agreement from and after such five (5) year date unless and until a Patent with respect to such application issues.

“Valid RGX AAV9 Patent” shall mean a validly issued, unexpired Patent owned or Controlled by RGX  that is included in Exhibit A of the RGX License Agreement and that Covers the composition of matter of the AAV9.

“Worker” or “Workers” shall mean any individual performing services in the capacity of an employee, legal representative, officer, director, and/or is an independent contractor.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

“Worker Agreements” shall have the meaning set forth in Section 4.12(d).

1.2Other Definitional and Interpretive Matters. In this Agreement, unless the context otherwise requires:

(a)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;

(b)the “Euro equivalent of” means on any day, for purposes of determining the Euro equivalent of on an amount on any non-Euro currency, the Euro amount obtained by the application to such non-Euro amount of the rate at which such currency may be exchanged into Euros at the time of determination on such day as quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc .html, or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg. In the event that such rate is not displayed by Bloomberg on the webpage specified in the immediately preceding sentence, the exchange rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Parties;

(c)“or” has the inclusive meaning represented by the phrase “and/or”;

(d)words expressed in the singular number shall include the plural and vice versa, and words expressed in the masculine shall include the feminine and neuter genders and vice versa;

(e)references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement, unless another agreement is specified;

(f)references to “day” or “days” are to calendar days;

(g)references to this “Agreement” or any other agreement or document shall be construed as references to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, supplemented or otherwise modified;

(h)each reference to a Law, statute, regulation or other government rule is to it as amended from time to time and, as applicable, is to corresponding provisions of successor Laws, statutes, regulations or other government rules;

(i)“include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;

(j)the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and derivative or similar words refer to this Agreement as an entirety and not solely to any particular provision of this Agreement; and

(k)terms expressed in the French language or to which a French translation has been added shall be interpreted for the purposes of this Agreement under the meaning assigned to them by the French term and/or translation under French law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

ARTICLE 2

SALE OF THE SHARES

2.1Sale of the Shares. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing, (a) Purchaser shall purchase, acquire and accept from each Seller, and (b) each Seller shall sell, transfer, assign, convey and deliver to Purchaser, all of the right, title and interest in and to their respective Shares, free and clear of all Encumbrances.

2.2Closing. Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction or waiver (where applicable) of the conditions set forth in Article 8, and unless otherwise terminated pursuant to Section 10.1, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to take place at the offices of Morgan, Lewis & Bockius UK LLP, 68 Rue du Faubourg Saint-Honoré, 75008 Paris, France, no later than five (5) Business Days following the date on which all of the conditions set forth in Article 8 have been satisfied or waived (other than those that by their terms are to be satisfied or waived at the Closing), or at such other place or on such other date as Purchaser and the Holder Representative may mutually agree to in writing.

2.3Payment of Closing Date Consideration.

(a)Closing Date Consideration. The Closing Date Consideration payable on the Closing Date by Purchaser in consideration for all of the outstanding Shares shall be paid as follows:

(i)the Released Closing Date Cash Consideration, payable to a paying agent appointed by the Holder Representative (the “Paying Agent”); and

(ii)the issuance and deposit of the Escrowed Amount into the Escrow Account at the Closing in accordance with the terms of the Escrow Agreement.

(b)Payment of Closing Date Cash Consideration. On the Closing Date, the Holder Representative shall direct the Paying Agent to make a cash payment to (i) each Seller in accordance with the Closing Date Allocation Schedule by wire transfer in immediately available funds, in an amount equal to the portion of the Released Closing Date Cash Consideration that such Seller is entitled to hereunder in respect of the Shares held by such Seller immediately prior to Closing (after deduction of the Transaction Expenses of the Sellers), and thereafter such Seller shall be entitled to receive any other portion of the Closing Date Consideration (after deduction of the Transaction Expenses of the Sellers) in respect of the Shares held by such Seller immediately prior to Closing to which it is entitled pursuant to the Transaction Agreements and (ii) the relevant payee with respect to the Transaction Expenses of the Sellers which the Sellers expressly acknowledge and agree; provided, that Purchaser shall not be responsible for the payment to any Seller of any further amounts with respect to the Closing Date Consideration, other than the Post-Closing Adjustment, if applicable.

2.4Closing Date Cash Consideration Adjustment.

(a)At least [*] before the Closing, (A) the Sellers, within the limit of their respective powers within the Company as officer and/or shareholder, shall cause Corlieve to prepare and the Holder Representative shall deliver to Purchaser a complete and accurate Closing Date Allocation Schedule and (B) a statement (the “Estimated Closing Statement”) setting forth its good faith estimate calculated in accordance with French GAAP of the Closing Date Consideration (the “Estimated Closing Date Consideration”), Closing Date Cash Balance (the “Estimated Closing Date Cash Balance”), Net Working Capital (the “Estimated Net Working Capital”), Closing Date Indebtedness (the “Estimated Closing Date Indebtedness”) and Transaction Expenses (the “Estimated Transaction Expenses”)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(without giving effect to the transactions contemplated herein), and a certificate of Purchaser and the Holder Representative that the Estimated Closing Statement was prepared in accordance with French GAAP consistently applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the financial statements of Corlieve for the most recent fiscal year end as if such Estimated Closing Statement was being prepared and audited as of a fiscal year end.

(b)Within [*] after the Closing Date, Purchaser shall prepare and deliver to the Holder Representative a statement (the “Closing Statement”) setting forth its calculation of the Closing Date Cash Consideration, Closing Date Cash Balance, Net Working Capital, Closing Date Indebtedness and Transaction Expenses (without giving effect to the transactions contemplated herein) and a certificate of Corlieve and Purchaser that the Closing Statement was prepared in accordance with French GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Estimated Closing Statement.

(c)After receipt of the Closing Statement, the Sellers shall have [*] (the “Review Period”) to review the Closing Statement. During the Review Period, the Holder Representative’s accountants shall have reasonable access (during regular business hours, upon reasonable advance notice, under reasonable circumstances, subject to restrictions under applicable Law and without undue disruption to the normal business activities of Corlieve) to the books and records of Corlieve and work papers prepared by Corlieve and/or Corlieve’s accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Corlieve’s possession) relating to the Closing Statement as the Holder Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections, if any. On or prior to the last day of the Review Period, the Holder Representative may object to the Closing Statement by delivering to Purchaser a written statement setting forth the Holder Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Holder Representative’s disagreement therewith (the “Statement of Objections”). If the Holder Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by the Holder Representative. If the Holder Representative delivers the Statement of Objections before the expiration of the Review Period, Purchaser and the Holder Representative shall negotiate in good faith to resolve such objections within [*] after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been agreed in writing by Purchaser and the Holder Representative shall be final and binding.

(d)If the Holder Representative and Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to EY or, if EY is unable to serve, Purchaser and the Holder Representative shall appoint by mutual agreement an impartial public accounting firm of nationally recognized standing in France other than the Holder Representative’s or any Seller’s accountants or Purchaser’s accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment and the Closing Statement, as the case may be. All adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.

(e)The Holder Representative shall pay (which payment shall be from the Holder Representative’s Fund if there is one) a portion of the fees and expenses of the Independent Accountants equal to [*] multiplied by a fraction, the numerator of which is the amount of Disputed Amounts

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

submitted to the Independent Accountants that are resolved in favor of Purchaser (that being the difference between the Independent Accountants’ determination and the Holder Representative’s determination) and the denominator of which is the total amount of Disputed Amounts submitted to the Independent Accountants (that being the sum total by which Purchaser’s determination and the Holder Representative’s determination differ from the determination of the Independent Accountants). Purchaser shall pay that portion of the fees and expenses of the Independent Accountants that the Holder Representative is not required to pay hereunder. The Independent Accountants shall make a determination as soon as practicable within [*] (or such other time as the Parties shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the Parties.

(f)The post-closing adjustment to the Closing Date Cash Consideration shall be an amount equal to the Estimated Closing Date Cash Consideration as set forth in the Estimated Closing Statement minus the Closing Date Cash Consideration as set forth on the Closing Statement as finally determined under subsection (c) or (d) above (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a negative number, Purchaser shall pay to the Paying Agent (i) the Holdback Amount and (ii) an amount in cash equal to the absolute value of the Post-Closing Adjustment (and the Paying Agent shall pay such amounts to the Sellers based upon their Pro Rata Share). If the Post-Closing Adjustment is a positive number, Purchaser shall retain that portion of the Holdback Amount equal to the absolute value of the Post-Closing Adjustment and, in the event the Post-Closing Adjustment due by the Sellers to Purchaser exceeds the Holdback Amount, such amount by which the Post-Closing Adjustment due by the Sellers to Purchaser exceeds the Holdback Amount shall be paid in cash by the Sellers (based upon their Pro Rata Share) to Purchaser; provided, that Purchaser shall have the right to set-off any such amount due by the Sellers to Purchaser in excess of the Holdback Amount from any Milestone Payment that may become due by Purchaser under this Agreement and reduce the amount of any such Milestone Payment due to the Sellers accordingly. If the Post-Closing Adjustment is a positive number that is less than the Holdback Amount, Purchaser shall pay to the Paying Agent an amount in cash equal to the difference between the Holdback Amount and the Post-Closing Adjustment (and the Paying Agent shall pay such amounts to the Sellers based upon their Pro Rata Share). Any payments made pursuant to this Section 2.4 shall be treated as an adjustment to the Closing Date Cash Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Law.

2.5Payment of Closing Date Transaction Expenses. On the Closing Date, upon the terms and conditions of this Agreement, Purchaser shall pay, in cash by wire transfer of immediately available funds, the Estimated Transaction Expenses, in the amount and to the extent set forth in the Estimated Closing Statement delivered hereunder, and pursuant to the wiring instructions provided by the Holder Representative at least [*] prior to the Closing.

2.6Treatment of Free Shares. With respect to any given Free Share, within five (5) Business Days following the applicable Free Share Transfer Date, each Free Share Holder shall deliver a share transfer certificate (ordre de mouvement) duly signed by the Free Share Holder, and within [*] of receipt thereof, Purchaser shall pay, in cash by wire transfer of immediately available funds, the portion of the Free Share Holdback corresponding to such Free Share and pursuant to the wiring instructions provided by the applicable Free Share Holder, provided that, if any such payment is to be made prior to the Escrow Release Date,  a portion thereof equal to [*] of the applicable Free Share Holdback shall be paid to the Escrow Account.  Each Free Share Holder shall hold all Free Shares in trust for Purchaser until such transfer is consummated, and hereby agrees, prior to such transfer, to vote all such Free Shares in accordance with the recommendations of the Purchaser. In no event shall any Free Share Holder transfer the beneficial or legal interest in any Free Share to any person other than the Purchaser.

2.7Non GMP Batch Payment. Within [*] following the Non-GMP Batch Delivery, if any, Purchaser shall pay the Non-GMP Batch Payment to RGX, provided that, if any such payment is to be made prior to the Escrow Release Date,  a portion thereof equal to [*] of the Non-GMP Batch Payment

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

shall be paid to the Escrow Account; and the relative Pro Rata Share of each Seller shall be automatically amended as set forth on Schedule 2.7.

2.8Withholding Tax. Subject to prior consultation with the Holder Representative, Purchaser shall be entitled to deduct and withhold, and to cause the Escrow Agent to deduct and withhold, from any amounts payable in respect of the Shares, such amount, if any, as Purchaser or the Escrow Agent may be required to deduct and withhold with respect to the making of such payment under domestic or foreign Tax Law, and shall pay over (or cause to be paid over) such amounts to the proper Taxing Authority. To the extent that amounts are so deducted and withheld in accordance with the preceding sentence and paid to the proper Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to, or for the benefit of, the former holder of the Shares in respect of which such deduction or withholding was made.  Based on its review of current Applicable Laws, the Purchaser has not identified any withholding taxes applicable to the Closing Date Consideration or the Total Consideration.

2.9Milestone Payments.

(a)As additional consideration for the Shares and upon the first achievement by Purchaser, any of its Affiliates or any of the respective licensees, sublicensees, assignees or transferees of Purchaser or any of its Affiliates (or any Affiliates of such licensees, sublicensees, assignees or transferees) of any of the events set forth in the table below under “Milestone Trigger Event”, Purchaser shall promptly (and in any event no later than [*] thereafter) notify the Holder Representative of such achievement and, within [*] of such notice, pay or deposit with the Paying Agent, subject to Section 2.10, either in cash or a combination of cash and issuance of uniQure Ordinary Shares (such uniQure Ordinary Shares being referred to as the “Milestone Shares”), the amount set forth in the table below under “Milestone Payment” opposite such “Milestone Trigger Event” (each, a “Milestone Payment”), and net of any required withholding of Taxes under Applicable Law, which shall be promptly paid over to the applicable Taxing Authority by Purchaser.  Promptly following the payment or deposit of any Milestone Payment, the Paying Agent, as instructed by Holders Representative, shall, subject to Section 2.9(k), pay to each Seller, by wire transfer of immediately available funds, such Seller’s Pro Rata Share of such Milestone Payment.  It is expressly understood and agreed that Purchaser, the Company and their respective Affiliates shall have no Liability to any Seller with respect to any portion of any Milestone Payment that has been paid or deposited by or on behalf of Purchaser to the Paying Agent. For clarity, the Milestones shall by payable only once for the first Corlieve Product to achieve such Milestone Trigger Event.

[*]

(b)For the avoidance of doubt, (i) the maximum aggregate amount Purchaser and any of its Affiliates shall be obligated to pay pursuant to Section 2.9(a) with respect to Milestones shall be [*] and (ii) no more than one Milestone Payment shall be payable with respect to any Milestone (other than, for the avoidance of doubt, any additional payments in respect of Milestone #4b and Milestone #5b to the extent they become payable as set forth in Section 2.9(c) and Section 2.9(c) below).

(c)In the event that Milestone #4b is triggered pursuant to Section 2.9(a) with respect to any Corlieve Product, then upon expiry of the Valid RGX AAV9 Patent Covering such Corlieve Product in the United States, the Sellers shall be entitled to receive a payment in an amount equal to [*].

(d)In the event that Milestone #5b is triggered pursuant to Section 2.9(a), then upon expiry of the Valid RGX AAV9 Patent Covering such Corlieve Product in all Major EU Countries,  the Sellers shall be entitled to receive a payment in an amount equal to [*].

(e)Valuation of the Milestone Shares. If any Milestone Payment becomes due, if Purchaser elects to make any portion of a Milestone Payment by issuing uniQure Ordinary Shares, each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Milestone Share issued by Purchaser will be deemed to have a value equal to the Euro equivalent of the Reference Market Value with respect to the date on which the relevant Milestone payment is made.

(f)Milestone Shares Cap. Notwithstanding any other provision in this Agreement, the total number of Milestone Shares that may be issued to each Seller in respect of each of the Milestones shall be limited to a number of Milestone Shares having an aggregate value equal to [*] of such Seller’s Pro Rata Share of such aggregate Milestone Payment (the “Milestone Shares Cap”).

(g)Milestone Payments Not Certain. Each of Purchaser, Corlieve and each of the Sellers hereby acknowledges that the achievement of the Milestones is uncertain, and it is therefore not assured that Purchaser’s obligation to pay any Milestone Payments will ever arise, despite Purchaser’s use of the efforts required pursuant to Section 2.9(h).

(h)Diligence.

(i)Following the Closing, Purchaser and its Affiliates shall have the right, in their sole and absolute discretion, to direct and control the research, development and commercialization of the Corlieve Product in all respects, including the determination to test, develop, pursue, market, make any regulatory filings with respect to, or make any strategic product portfolio decisions affecting, any such Corlieve Product; provided that Purchaser and its Affiliates shall use Commercially Reasonable Efforts with respect to the Corlieve Product to develop and seek Regulatory Approval in the United States and at least one Major EU Country for the Corlieve Product.

(ii)If the Purchaser, or its Affiliates, or any of the respective licensees, sublicensees, assignees or transferees of Purchaser or any of its Affiliates, as the case may be, makes a definitive determination to cease research, development or commercial activities for the Corlieve Product due to a Safety/Regulatory Reason, then (x) Purchaser or its Affiliates shall promptly notify the Holders Representative of such determination together with all supporting data and regulatory information in writing (a “Development Notice”) and (y) no additional Milestone Payments or Downstream Payments shall be payable with respect to a Corlieve Product or Alternative Product pursuant to this Agreement.

(iii)Provided that no such Development Notice has been delivered pursuant to Section 2.9(h)(ii) herein, and provided further that any Milestone Payments payable pursuant to this Section 2.9(h)(iii) shall be payable once for the first Corlieve Product or Alternative Product (as the case may be) to reach the applicable Milestone, then:

a)To the extent that Purchaser, or its Affiliates, or any of the respective licensees, sublicensees, assignees or transferees of Purchaser or any of its Affiliates, makes the decision to Deprioritize or cease to develop the Corlieve Product within two (2) years of the Closing Date, then the Milestone Payments in Section 2.9(a) will be payable upon achievement of the corresponding Milestone by the Corlieve Product or the Alternative Product whichever comes first, provided that with respect to the Alternative Product, no Milestone Payments in Section 2.9(a) shall be payable by the Purchaser or its Affiliates after ten (10) years following the Deprioritization; or

b)To the extent that Purchaser or its Affiliates or any of the respective licensees, sublicensees, assignees or transferees of Purchaser or any of its Affiliates, makes a Deprioritization decision more than two (2) years after the Closing Date, then the Milestone Payments in Section 2.9(a) will be payable upon achievement of the corresponding Milestone by the Corlieve Product or the Alternative Product whichever comes first, provided that with respect to such Alternative Product, no Milestone Payments in Section 2.9(a) shall be payable by the Purchaser or its Affiliates after [*] following the Deprioritization;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(iv)For purposes of this Section 2.9(h), Purchaser shall notify the Holder Representative of its rationale for any Safety/Regulatory Reason determination or Deprioritization decision, with supporting information, and discuss it in good faith with the Holder Representative.

(v)Further, no later than December 15th of each year until the fifth (5th)  anniversary of the Closing Date, Purchaser shall provide an annual report on the development of the Corlieve Product and Alternative Products by Purchaser, its Affiliates and any of the respective licensees, sublicensees, assignees or transferees of Purchaser or any of its Affiliates, over the preceding twelve months. Purchaser shall respond to all reasonable questions that the Holder Representative may have on such report and related activities.

(i)Nontransferability of Rights to Milestone Payments. The right of the Sellers to receive the Milestone Payments pursuant to this Section 2.9. may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. For the avoidance of doubt, if Purchaser elects to make any portion of a Milestone Payment by issuing Milestone Shares, such Milestone Shares will not be subject to the restriction provided in the previous sentence, but will be subject to any applicable restrictions on transfer provided in any applicable securities Laws.

(j)Milestone Payments an Integral Part of Consideration. The Parties acknowledge that the right of the Sellers to receive the Milestone Payments represents an integral part of the consideration the Sellers are receiving in exchange for their Shares and is a significant factor in the willingness of the Sellers to enter into this Agreement.

(k)Tax Treatment. Any payments made pursuant to this Section 2.9 shall be treated as an adjustment to the Total Consideration for all Tax purposes, unless otherwise required by Applicable Law.

2.10Set-Off. Notwithstanding any provision of this Agreement to the contrary, the parties hereby acknowledge and agree that, in addition to any other right hereunder, Purchaser shall have the right, but not the obligation, to set off against any Milestone Payment (or Downstream Payment that is owed and has not yet been paid the following amounts, to the extent not disputed in good faith by the Holder Representative [*] (each, a “Milestone Set-Off”).  To the extent that any amounts of any Milestone Payment are set-off in accordance with this Section 2.10, such amounts shall be treated for all purposes of this Agreement as having been paid to the Sellers. For the avoidance of doubt, once actually paid to the Sellers, the Milestone Payments shall not be recoverable by Purchaser pursuant to the set-off rights contained in this Section 2.10.

2.11Form of Consideration Payable by Purchaser.

(a)uniQure Ordinary Shares Issued as part of a Milestone Payment. Subject to the provisions of Section 2.9 and Section 2.11(c), upon its election, Purchaser may satisfy part of its obligation to make any portion of a Milestone Payment by the issuance to each Seller of such Seller’s Pro Rata Share of the Milestone Shares being issued by Purchaser, with any fraction of a uniQure Ordinary Share being treated as provided in Section 2.11(d) below, subject to the Milestone Shares Cap.

(b)Covenants. Subject to Section 2.12, prior to the issuance of any uniQure Ordinary Shares pursuant to this Agreement, Purchaser shall cause the following to occur:

(i)any and all uniQure Ordinary Shares issued pursuant to this Agreement shall be saleable, subject to any restrictions that would be imposed under applicable Law as a result of a Seller’s individual circumstance (i.e., the restrictions under Regulation S and any volume limitations imposed pursuant to Rules 144 or 145 under the Securities Act), without requiring further registration

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

under the Securities Act, but subject to any holding period or similar restrictions arising under Rule 144;

(ii)any and all uniQure Ordinary Shares issued pursuant to this Agreement shall be listed on each securities exchange on which similar securities, including as to class and series, issued by Purchaser are then listed and, if not so listed, such shares shall be listed on Nasdaq, subject only to notice of issuance;

(iii)any and all such uniQure Ordinary Shares issued pursuant to this Agreement shall be duly authorized and reserved for issuance, and upon issuance thereof in accordance with this Agreement, be validly issued, fully paid and nonassessable; and

(iv)any and all Milestone Shares shall be subject to the right contained in Section 7.4 to have Purchaser register such Milestone Shares for resale.

(c)No Fractional Shares. Notwithstanding anything to the contrary herein, no fractional uniQure Ordinary Shares shall be issued pursuant to this Agreement, but an amount in cash equal to the aggregate Reference Market Value of all such fractional shares shall instead be deposited with the Holder Representative by Purchaser and shall be an addition to the Holder Representative’s Fund if there is one.

(d)Status of Seller. In no event shall Purchaser issue Milestone Shares to any Seller who is a U.S. Person unless such Seller is (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act ((i) and (ii), an “Accredited Investor”).

2.12Escrow.

(a)Escrowed Amount. At the Closing, Purchaser shall deposit the Escrowed Amount into an escrow account (the “Escrow Account”) to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Escrowed Amount shall serve as security for the indemnity obligations under Sections 9.2(a) and 9.2(b).

(b)Release of Escrow. The Escrow Agreement shall provide that on the date that is twelve (12) months after the Closing Date (the “Escrow Release Date”), the Escrow Agent shall release the entire Escrowed Amount then remaining in the Escrow Account in accordance with the Closing Date Allocation Schedule, provided, that if prior to the Escrow Release Date, a Purchaser Indemnified Party has delivered a Claim Notice pertaining to a matter described in Sections 9.2(a) or 9.2(b) and, despite the Purchaser’s and the Holder Representative’s good faith discussion,  such Claim Notice remains unresolved as of the Escrow Release Date, then Purchaser shall be entitled to instruct the Escrow Agent to retain such portion of the remaining Escrowed Amount as, in Purchaser’s reasonable judgment, may be necessary to satisfy any unresolved or unsatisfied claims for indemnifiable Damages specified in such Claim Notice.

(c)Escrow Agent Fees and Expenses. Any fees and expenses of the Escrow Agent shall be paid one half by Purchaser and one half by the Holder Representative (such payment to be made from the Holder Representative’s Fund if there is one). The Sellers shall be entitled to receive, upon the release of the Escrowed Amount, any and all interest on such Escrowed Amount (provided, however, that if the Escrow Agent charges “negative” interest on the Escrowed Amount, such expense shall be shared one half by Purchaser and one half by the Sellers) or dividends paid by Purchaser on uniQure Ordinary Shares during the period in which the Escrowed Amount are retained in the Escrow Account.

2.13Closing Deliverables. At the Closing:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(a)Deliveries to Purchaser. Purchaser shall have received the following:

(i)a certified copy of the power and authority of the individual(s) acting on behalf of any of the Sellers, or any of the Free Shares Holders, of the Holder Representative for the purposes of the Closing;

(ii)the share transfer forms (ordres de mouvement) related to the Shares, duly completed and signed by each Seller in favor of Purchaser;

(iii)three (3) originals of the French Short Form Transfer Agreement, duly executed by the Sellers in the form of the draft attached hereto as Exhibit D;

(iv)the up-to-date originals of (i) the share transfer register (registre des mouvements de titres) of Corlieve, (ii) the shareholders’ accounts (comptes d’actionnaires) of Corlieve, (iii) the registries of the minutes of the meetings of the Comité de Supervision (supervisory board) and of the decisions of the President, (iv) the registry(ies) of the minutes of the general shareholders’ meetings of Corlieve (registre(s) des procès-verbaux des Assemblées Générales) and the attendance sheets to such shareholders’ meetings (feuilles de présence aux Assemblées Générales);

(v)a copy of the Escrow Agreement, signed by the Holder Representative and the Escrow Agent;

(vi)the resignations, effective as of the Closing, of all of the members of the management (including the President of Corlieve) and the Comité de Supervision (supervisory board) of Corlieve;

(vii)a certificate duly executed by the Holder Representative, dated the Closing Date, certifying that the conditions with respect to Purchaser’s obligations under this Agreement set forth in Section 8.2(a) and Section 8.2(b) have been satisfied;

(viii)an instrument evidencing the termination of the Shareholders Agreement, signed by each party thereto;

(ix)a copy of the Paying Agent Agreement, signed by the Holder Representative and the Paying Agent;

(x)a copy of the Licensed Know-How Schedule, dated as of the Closing Date;

(xi)Execution and delivery of such other documents and agreements as have been mutually agreed by the Parties as of the date hereof.

(xii)Execution and delivery of new employment agreements (including in respect of the amended vesting terms of outstanding unvested Free Share awards, with a vesting at six (6) months following the Closing Date) between the Purchaser or its Affiliates and each of [*] on the terms mutually agreed as of the date hereof ; and

(xiii)such other certificates or other documents reasonably requested and necessary to effectuate the transactions contemplated hereby.

(b)Deliveries to the Holder Representative. The Holder Representative shall have received the following:

(i)a certified copy of the power and authority of the individual(s) acting on behalf of Purchaser for the purposes of the Closing;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(ii)evidence of the deposit of the Closing Date Cash Consideration by wire transfer in immediately available funds to the Paying Agent;

(iii)evidence of the deposit of the Escrowed Amount in the Escrow Account;

(iv)a certificate duly executed by Purchaser, dated the Closing Date, certifying that the conditions with respect to the Sellers’ obligations under this Agreement set forth in Section 8.3(a) and Section 8.3(b) have been satisfied

(v)a copy of the Escrow Agreement, signed by Purchaser;

(vi)three (3) originals of the French Short Form Transfer Agreement, duly executed by Purchaser in the form of the draft attached hereto as Exhibit D;

(vii)evidence of the obtaining of the Foreign Investment Approval;

(viii)a copy of the Paying Agent Agreement, signed by Purchaser; and

(ix)such other certificates or other documents reasonably requested and necessary to effectuate the transactions contemplated hereby.

2.14Payments to Paying Agent. The Sellers and the Holder Representative agree that any payment made by or on behalf of Purchaser (including via release of the Holdback Amount, the Non GMP Batch Payment, the Free Share Holdback, release from the Escrow Account or with respect to payment of Milestone Payments) to the Paying Agent in accordance with this Agreement for distribution to a given Seller shall be deemed to be a payment made by Purchaser directly to such Seller and shall be deemed to satisfy the corresponding obligation of Purchaser to such Seller to the extent of such amount paid to the Paying Agent. Notwithstanding anything to the contrary contained herein, any amounts paid to the Paying Agent for distribution to the Sellers shall be deemed to be paid to the Sellers, and upon such payment, neither Purchaser, Corlieve nor any of their respective Affiliates shall have any further Liability for any payment owed to any Seller if so paid to the Paying Agent.

2.15Further Assurances. If at any time after the Closing Date, Purchaser shall determine, in its reasonable discretion, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title or interest in, the Shares and to or under any of the rights, properties or assets of Corlieve indirectly acquired by Purchaser as a result of, or in connection with, the transaction contemplated by this Agreement or otherwise to carry out this Agreement, then the officers and directors of Purchaser shall be authorized to execute and deliver, in the name and on behalf of Corlieve, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of Corlieve, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in Purchaser or otherwise to carry out this Agreement, so long as such action is consistent with the terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

Each Seller, severally and not jointly (sans solidarité entre eux), hereby represents and warrants to Purchaser that the statements contained in this Article 3 are true and correct as of the Agreement Date and as of the Closing Date:

3.1Power and Authorization. Such Seller has full capacity, legal right, power, and authority (including pursuant to his/her respective matrimonial regime) to enter into and perform its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

obligations and consummate the transactions contemplated under this Agreement. Such Seller that is an entity is validly existing and is in good standing under the Applicable Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate properties and carry on its business as now conducted. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Agreements to which such Seller will be a party, and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized with respect to such Seller by all necessary action. This Agreement has been, and each other Transaction Agreement to which such Seller will be a party will be, duly and validly executed and delivered by such Seller and constitutes, or will constitute, the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors’ rights generally.

3.2No Conflicts. The execution, delivery, and performance of this Agreement and the other Transaction Agreements to which such Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (with or without the passage of time or the giving of notice):

(a)violate or conflict with any provision of the organizational documents of such Seller;

(b)violate any Applicable Law or Governmental Order applicable to such Seller or by which any of the properties or assets of such Seller are bound;

(c)violate or conflict with, result in a breach of, or constitute a Default or otherwise cause any loss of benefit under any Contract or Permit to which such Seller is a party, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to such Seller or the Shares or Free Shares as applicable, held by such Seller; or

(d)result in, require or permit the creation or imposition of any Encumbrances of any nature upon or with respect to the Shares held by such Seller.

3.3Absence of Litigation. There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of such Seller, threatened involving such Seller that question any of the transactions contemplated by, or the validity of, this Agreement which, if adversely determined, would materially impair the ability of such Seller to enter into or perform its obligations under this Agreement or materially delay, affect or prohibit the consummation of the transactions contemplated by this Agreement. Such Seller has not received any request from any Governmental Authority for information with respect to the transactions contemplated hereby.

3.4Ownership of the Shares. Such Seller owns the Shares set forth opposite such Seller’s name in Exhibit A, beneficially and of record, free and clear of any Encumbrances. There are no shareholder or other agreements  that will not be terminated at the Closing Date affecting the right of such Seller to convey the Shares to Purchaser or any other right of such Seller with respect to the Shares that will not be terminated prior to Closing, and at the Closing such Seller will have the absolute right, authority, power, and capacity to sell, assign, and transfer the Shares owned by it to Purchaser free and clear of any Encumbrance (except for restrictions imposed generally by Applicable Law). Upon the exchange of the documents mentioned in Section 2.15, Purchaser will acquire good, valid, and marketable title to the Shares, free and clear of any Encumbrances. Such Seller does not own any shares in the capital of Corlieve, nor does such Seller own or claim any other interest in any options, warrants or other rights to acquire any shares in the capital of Corlieve.

3.5Approvals, etc. Except for the approval of the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance) and the supervisory board’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

meeting of Corlieve pursuant to Article 14.11 of the Bylaws, all consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by such Seller of this Agreement and the other Transaction Agreements to which such Seller will be a party, the performance of such Seller of any of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will have been obtained as of the Closing.

3.6No Brokers. Such Seller and its officers, directors or employees have not entered into any Contract with any broker, finder or similar agent or any Person which will result in an obligation of Purchaser, Corlieve, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.7Compliance with Securities Laws.

(a)Such Seller (i) is either not a U.S. Person or qualifies as an Accredited Investor, (ii) acknowledges that, subject to Section 7.4, the Milestone Shares are not registered under the Securities Act, and that the Milestone Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and, accordingly, that it may not be able to liquidate the Milestone Shares, and (iii) is able to bear the economic risk of holding the Milestone Shares (including total loss of its investment).

(b)If such Seller is not a U.S. Person, such Seller is not acquiring the Milestone Shares for the account or benefit of any U.S. Person.

(c)If such Seller is an Accredited Investor, such Seller is acquiring the Milestone Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

3.8Ownership of uniQure Ordinary Shares. Such Seller does not, directly or indirectly, own any uniQure Ordinary Shares.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES REGARDING CORLIEVE

Except as set forth herein or in the disclosure letter delivered by the Holder Representative to Purchaser in connection with the execution of this Agreement as may be updated pursuant to Section 6.10 (the “Disclosure Letter”), the Company hereby represents and warrants to Purchaser that the statements contained in this Article 4 are true and correct as of the Agreement Date and as of the Closing Date (except for the representations and warranties that are made as of a specific date, which shall be true and correct as of such date). The Disclosure Letter will be arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article 4. The Sellers shall not be liable under Article 9 for a breach of a specific representation or warranty for any fact or item fairly disclosed in the Disclosure Letter against such specific representation and warranty; provided, that any fact or item disclosed on any Section of the Disclosure Letter shall be deemed disclosed on all other Sections of the Disclosure Letter to which an appropriate cross-reference is made or in all other Sections of the Disclosure Letter where it is reasonably apparent on its face that such disclosure fairly applies to such other Sections of the Disclosure Letter (irrespective of the language in which they are disclosed).

4.1Organization of Corlieve. Corlieve is duly incorporated and organized, validly existing and in good standing under Applicable Laws of France with full power and authority to conduct its business as it is presently being conducted, and to own, lease or operate, as applicable, its assets and properties. A true, correct and complete copy of the Bylaws, and all amendments thereto, have

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

heretofore been made available to Purchaser and are accurate and complete as of the Agreement Date. Corlieve is not in violation of the Bylaws.

4.2Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in the Swiss Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Corlieve free and clear of all liens and are duly authorized, validly issued, full paid and nonassessable.  Other than the Swiss Subsidiary, neither the Company nor the Swiss Subsidiary owns or has owned any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person. With the exception of the Swiss Subsidiary, Corlieve does not have, and has never had, any Subsidiary and does not otherwise own or control, directly or indirectly, or hold any rights to acquire, any capital stock or any other securities, interests or investments (other than investments that constitute cash or cash equivalents) in any other corporation, partnership, trust, joint venture, association or other Person.

4.3Capitalization.

(a)Section 4.3(a) of the Disclosure Letter sets forth the name of each shareholder of Corlieve and the number of Shares held by each such shareholder as at the date hereof and the Closing Date. At the Closing, the Shares held by the Sellers will represent 100% of the issued, outstanding and authorized capital of Corlieve. All of the Shares have been and will be duly and validly issued. None of the Shares were or will be issued in violation of preemptive or similar rights or in violation of any applicable securities laws. Section 4.3(a) of the Disclosure Letter also sets forth a capitalization table of Corlieve as of the Agreement Date (the “Capitalization Table”).

(b)Section 4.3(b) of the Disclosure Letter sets forth the name of each Free Share Holder and the number of Free Shares held by each Free Share Holder. Except as set forth on Section 4.3(b) of the Disclosure Letter, there is no existing option, warrant, call, right (including preemptive rights, subscription rights, rights of first refusal and commitments) or Contract of any character to which Corlieve is a party requiring, and there are no securities of Corlieve outstanding which upon conversion or exchange would require, the issuance of any shares in the capital of Corlieve or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase any shares in the capital of Corlieve or that provides for any share appreciation or similar right. Except as set forth in Section 4.3(b) of the Disclosure Letter, Corlieve is not a party to any voting trust or other Contract or arrangement with respect to the voting, redemption, sale, transfer or other disposition of any shares in the capital, or other equity securities of Corlieve.

4.4Title to Properties and Assets.

(a)Corlieve has good and marketable title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in all of its properties and assets free and clear of any Encumbrances other than Permitted Encumbrances.

(b)All of the tangible assets of Corlieve are in reasonably serviceable operating condition and repair (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate for the conduct of the Business in substantially the same manner as it has heretofore been conducted.

(c)Corlieve does not own or lease, and has never owned or leased, any real property.

4.5Absence of Certain Activities or Changes. Except as set forth in Sections 4.5(ii) and 4.5(viii) of the Disclosure Letter or for the Specified Costs, since the date of the Most Recent Balance Sheet, (a) Corlieve has conducted its operations in the Ordinary Course of Business, (b) there has been no Material Adverse Effect and (c) Corlieve has not:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(i)made any capital expenditures in excess of [*];

(ii)amended or changed the Bylaws;

(iii)changed its accounting methods, principles or practices;

(iv)sold, assigned, transferred, encumbered, abandoned, licensed or permitted to lapse or expire any Corlieve Intellectual Property or other intangible assets other than in the Ordinary Course of Business;

(v)sold or disposed of any material assets or rights;

(vi)been involved in any transaction or event which has given rise to a Tax Liability other than in respect of matters arising in the Ordinary Course of Business.

(vii)made, changed or rescinded any of its Tax elections, filed any Tax Return out of the ordinary course or in a manner that is not consistent with past practice and applicable law, filed any amended Tax Returns, settled or compromised any claim or assessment, entered into any closing agreement, settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to a material amount of Taxes, except as required by applicable law or French GAAP, made any change to any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of Corlieve’s most recent income Tax Return; surrendered any claim for a refund of Taxes; or

(viii)except for (x) the Transaction Bonus, (y) non significant changes in the Ordinary Course of Business, changed the employment terms of, paid any bonus to, increased any salary or wages for, or entered into any employment, consulting or other service Contract with, any Person, or instituted, adopted, amended or terminated any Benefit (all except as required by Applicable Law or in accordance with existing contracts).

4.6Material Contracts.

(a)Section 4.6(a) of the Disclosure Letter sets forth all of the following outstanding Contracts to which Corlieve is a party or by which it is bound (collectively, the “Material Contracts”):

(i)Contracts that contain covenants requiring Corlieve not to (or that otherwise restrict or limit Corlieve’s ability to) compete in any line of business or geographical area (including any covenant not to compete with respect to the research, development, manufacture, marketing, distribution or sale of any product or product line) or transact business or deal in any other manner with any other Person;

(ii)Contracts that involve real property;

(iii)Contracts that involve a joint venture, strategic alliance, partnership or limited liability company relationship;

(iv)Contracts that govern or relate to Indebtedness for borrowed money (other than accounts payable), or guarantees for money borrowed by others;

(v)supply agreements involving aggregate payments in excess of [*] per annum;

(vi)Contracts that relate to the acquisition or disposition of any assets in excess of [*] outside of the Ordinary Course of Business;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(vii)Contracts that require payments or the receipt of payments by Corlieve in excess of [*] per annum outside of the Ordinary Course of Business;

(viii)powers of attorney pursuant to which Corlieve has granted authority to act on its behalf;

(ix)Contracts that involve the payment of royalties or other amounts calculated upon the revenues or income of Corlieve or income or revenues related to any product or Intellectual Property of Corlieve in excess of [*] per annum;

(x)Contracts between Corlieve and any Person that relate to the acquisition, transfer, assignment, sale, use, development, sharing, license or commercialization (including covenants not to sue) of Intellectual Property or any Corlieve Product (other than (A) agreements between Corlieve and its Workers in Corlieve’s standard forms thereof, (B) non-exclusive licenses to third-party Software with license fees less than [*] per year and (C) customary confidentiality agreements, material transfer agreements, or service agreements with third parties that provide only a license to evaluate the Intellectual Property subject to such agreement or provide the services contemplated in such agreement or transfer Intellectual Property to Corlieve in the Ordinary Course of Business);

(xi)Contracts in which Corlieve has granted any exclusive rights, rights of first refusal or rights of first negotiation, including with respect to any Intellectual Property of Corlieve, to any Person;

(xii)employment Contracts and Contracts with any consultant requiring an annual payment of cash compensation in excess of [*];

(xiii)Contracts with any current or former officer, director, Affiliate or shareholder of Corlieve;

(xiv)Contracts to which any Governmental Authority is a party (other than clinical trial agreements).

(b)True, correct and complete copies of all Material Contracts, and all amendments thereto, have been provided (or made available) to Purchaser. Each Material Contract is in full force and effect and is valid, binding and enforceable against Corlieve and, to the Knowledge of Corlieve, each other party thereto in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting enforcement of creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law. Corlieve is not in Default under any Material Contract and, to the Knowledge of Corlieve, no other party is in Default under such Material Contracts. No written notice of any claim of Default under a Material Contract has been given to Corlieve. Except as set forth in Section 4.6(b) of the Disclosure Letter, immediately following the Closing, Corlieve will continue to be permitted to exercise all of its rights under each Material Contract pursuant to the terms thereof without the payment of any additional amounts of consideration other than ongoing fees, royalties or payments that Corlieve would otherwise be required to pay in accordance with the terms of such Material Contract had the transactions contemplated by each Transaction Agreement not occurred.

(c)Except as set forth in Section 4.6(c) of the Disclosure Letter or as required by Applicable Law, no Person (including, in particular, any current or former employee, legal representative, officer and/or consultant of Corlieve) has any option or any other right to participate in or receive any payment as a result of the development, commercialization and/or marketing of any Corlieve Products under any Contract (including employment contracts) to which Corlieve is party or by which it is bound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

4.7Compliance with Other Instruments. The execution, delivery and performance of and compliance with each Transaction Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) assuming delivery of the document referenced in Section 2.15(a)(v), result in a violation or breach of, or be in conflict with any provision of the Bylaws, (ii) assuming the consents and approvals referred to in Section 4.15 are duly obtained, result in a violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a Default under, any Applicable Laws, Court Orders or Permits applicable to Corlieve, (iii) assuming the consents and approvals referred to in Section 4.15 are duly obtained, violate, conflict with, result in a Default under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the material properties or material assets of Corlieve, or (iv) result in a Default under a Material Contract.

4.8Financial Statements.

(a)The Financial Statements have been prepared in accordance with French GAAP applied on a consistent basis during the periods referred to in the Financial Statements and fairly present, in all material respects, the financial condition of Corlieve as at the respective dates referred to in the Financial Statements, and the results of operations and cash flows of Corlieve for the respective periods referred to in the Financial Statements. The Financial Statements have been prepared in accordance with the books and records of Corlieve, which books and records are accurate and complete in all material respects. There have been no instances of fraud by Corlieve or its officers, whether or not material, that occurred during any period covered by the Financial Statements.

4.9Liabilities. Except as set forth in Section 4.9 of the Disclosure Letter, Corlieve has no Liabilities of any nature which would be required to be disclosed on a balance sheet or in any notes thereto prepared in accordance with French GAAP applied consistently with the Most Recent Balance Sheet that were not so disclosed, except for Liabilities (i) incurred or accrued in Corlieve’s Ordinary Course of Business since the date of its Most Recent Balance Sheet, (ii) reasonably incurred in connection with the execution of this Agreement or the other Transaction Agreements (iii) included within the Specified Costs, or (iv) disclosed in the Disclosure Letter.

4.10Taxes. Corlieve has duly, timely and correctly filed all Tax Returns it is required to have filed on or prior to the date of the Agreement and maintained all records and supplied all other information in relation to Tax which they were required to make, give, maintain or supply and all such Tax Returns, notices, records and information were accurate, complete and correct in all material respects. Corlieve has delivered to Purchaser true, complete and correct copies of all Tax Returns of Corlieve relating to Taxes for all Tax Periods for which the applicable statute of limitations has not yet expired.

(a)Corlieve has timely paid all Taxes required to have been paid (whether or not shown as due on any Tax Return) and all Taxes due in connection with its operations have been timely paid in all material respects. Taxes that have accrued and/or are due but have not been paid have been fully provided for in the Most Recent Balance Sheet.

(b)Each transaction between any of the Sellers on the one hand and Corlieve on the other hand and between Corlieve and its Affiliates has been carried out on an arm's length basis.

(c)There neither is nor has been any dispute, including litigation, between Corlieve and any Tax Authority, nor have Corlieve been the subject of any extraordinary investigation by any Tax Authority and there are no facts which are likely to give rise to any such dispute or investigation.

(d)For all periods for which the applicable statute of limitations has not expired, with respect to Corlieve:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(i)no written claim has been made by any Taxing Authority in any jurisdiction where Corlieve does not file Tax Returns that it is or may be subject to Tax by that jurisdiction;

(ii)no extensions or waivers of (A) statutes of limitations with respect to the Tax Returns of Corlieve or (B) the period of collection of any Taxes of Corlieve, in each case have been given by or requested from Corlieve; and

(iii)no written claim for assessment or collection of Taxes has been asserted against Corlieve which remains unpaid or unresolved, and there is no presently pending audit examination, refund claim, litigation, Proceeding, proposed adjustment or matter in controversy with respect to any Taxes of or with respect to Corlieve.

(e)Corlieve has always been resident for Tax purposes in the jurisdiction in which it is incorporated and has never been resident in any other jurisdiction or, except for the Swiss Subsidiary, traded through a branch or permanent establishment located outside such jurisdiction.

(f)All deficiencies asserted or assessments made against Corlieve as a result of any examinations by any Taxing Authority have been fully paid.

(g)There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of Corlieve.

(h)Corlieve is not party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement, other than an agreement entered into in the Ordinary Course of Business, the principal purpose of which is not the sharing of Taxes (such as a lease).

(i)Corlieve is not party to or bound by any ruling, closing agreement, offer in compromise or other agreement with any Taxing Authority.

(j)Corlieve has never (1) made an election to be treated as a United States domestic corporation for United States tax purposes, (2) made an election to be classified for United States federal income tax purposes as an entity that is not an association Taxable as a corporation.

4.11Environmental Matters. Corlieve has been and is in material compliance with applicable Environmental Laws. There have been no disposals, releases or, to Corlieve’s Knowledge,  threatened releases of Hazardous Materials by Corlieve. There has never been an Environmental Claim pending or, to the Knowledge of Corlieve, threatened against Corlieve. Corlieve is not subject to any Court Order, letter or memorandum by or with any Governmental Authority imposing any Liability under any Environmental Law.

4.12Employee Benefits.

(a)Section 4.12(a) of the Disclosure Letter sets forth a true, complete and accurate list of each Benefit other than those required by Applicable Laws. True, correct and complete copies of each benefit plan have been provided or made available to Purchaser as of the Agreement Date, including true, correct and complete copies of, where applicable, (i) all material documents embodying and relating to each Benefit, including any plan document (or, in the case of an unwritten Benefit, a written description thereof) and all amendments thereto, the most recent summary plan description (and any summaries of material modifications with respect thereto), and (ii) all material written Contracts, instruments or agreements relating to each Benefit.

(b)Each Benefit complies in form and has been established, maintained and administered in accordance with its terms, and in compliance in all material respects with the requirements of Applicable Law. All payments with respect to each Benefit, including without limitation all contributions (including all employer contributions and employee salary reduction contributions),

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

insurance premiums or intercompany charges, required to have been made under the terms of any document providing for such Benefit or other agreement or by Applicable Law, have been made or paid by the due date thereof in accordance with the provisions of each document providing for the Benefit, Applicable Law, and all contributions or payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date in accordance with the provisions of each document providing for the Benefit, Applicable Law.

(c)With respect to each Benefit of Corlieve that is funded mostly or partially through an insurance policy, Corlieve has no liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing Date or is reasonably expected to have such liability with respect to periods through the Closing.

(d)Section 4.12(d) of the Disclosure Letter sets forth a list of all (i) employment agreements with officers of Corlieve, (ii) agreements with consultants who are individuals obligating Corlieve to make, pursuant to which Corlieve has made, or pursuant to which it is reasonably likely that Corlieve will in the future make, annual cash payments in an amount of [*] or more, (iii) Contracts, programs and policies of Corlieve under which Corlieve may be obligated to provide a Worker severance or any other compensation or benefits as a result of the transaction contemplated by this Agreement or upon termination of employment or any other relationship with Corlieve, (iv) plans, programs, agreements and other arrangements of Corlieve with or relating to its Workers that contain change in control benefit provisions and (v) all written agreements between Corlieve and any Worker of Corlieve (collectively, the “Worker Agreements”). Corlieve has provided or made available to Purchaser true, correct and complete copies of all such Worker Agreements.

(e)Except for any Free Shares and Transaction Bonus, the execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby (either alone will not (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former Worker of Corlieve under any Worker Agreement or otherwise or with respect to any benefit plan of Corlieve; (ii) increase any benefits or payments otherwise payable under any Worker Agreement or any Benefit of Corlieve; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in the forgiveness in whole or in part of any outstanding loans made by Corlieve to any Person.

(f)None of the Benefits or Worker Agreements provide retiree health or welfare insurance benefits to any current or former employee of Corlieve except as may be required by Applicable Laws.

(g)None of Corlieve or any of its existing or former employees, current legal representatives, officers, directors, shareholders or other Workers has made any promises or commitments, whether legally binding or not, to create any additional Worker Agreement or Benefits, agreement or arrangement, or to modify or change in any material way any existing Worker Agreement or Benefit.

(h)Corlieve has no unfunded liabilities pursuant to any Contract or other arrangement implementing a Benefit.

4.13Compliance with Law.

(a)The operation of Corlieve’s business has been and is being conducted in all material respects in compliance with all Applicable Laws and all Court Orders applicable to Corlieve or its business. Corlieve has not received any written notice from a Governmental Authority to the effect that, or otherwise been advised that, it is not in compliance with any such Applicable Laws or Court Orders, and, to Corlieve’s Knowledge, no circumstance exists that could reasonably be expected to result in material violations of any Applicable Law or Court Order.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(b)Corlieve is not required by Applicable Law to notify or consult with its employees in respect of the sale of the Shares.

4.14Permits. Corlieve has all Permits required for the operation of the Business as presently conducted, all of which are valid and in full force and effect. Section 4.14 of the Disclosure Letter sets forth a complete list of all such Permits issued to Corlieve, and true, correct and complete copies of such Permits have been made available to Purchaser. Corlieve is not in Default, nor has it received any written notice of any claim of Default, with respect to any such Permit. No suspension, termination, revocation, cancellation or restriction of any such Permits is pending or, to the Knowledge of Corlieve, threatened. No Governmental Authority is challenging or has threatened in writing to challenge the right of Corlieve to design, research, develop, pre-clinically or clinically test, manufacture, license, commercialize, offer or sell any of its products or services.

4.15Consents and Approvals. Except for the approval of the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance), no consent, approval, order or authorization of, or declaration to, or filing or registration with, any Governmental Authority, or any other Person, is required to be made, obtained or given by Corlieve in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.16Litigation. There is no action, suit, proceeding, claim, arbitration, audit of Governmental Authority, criminal prosecution, unfair labor practice charge or complaint, examination or investigation from any third party (“Proceeding”) pending (or, to the Knowledge of Corlieve, threatened) against Corlieve, or relating to its activities, business, properties or assets, or, to Corlieve’s Knowledge, against any officer, director or employee of Corlieve in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, Corlieve. None of Corlieve or its assets or properties is a party to or subject to the provisions of any Court Order, and there is no Proceeding by Corlieve currently pending or which Corlieve intends to initiate.

4.17Labor Matters.

(a)Corlieve has no labor unions, works councils or other organizations representing any employees of Corlieve. No Person (including consultants, independent workers, temporary workers, agents, trainees, apprentices and fixed-term/seasonal employees), other than the employees of Corlieve, has the right to claim the status of employee or permanent employee of Corlieve.

(b)Corlieve is and has been in compliance in all material respects with all Applicable Laws regarding employment, termination of employment, employment practices, terms and conditions of employment, wages and hours, duration of work, overtime, applicable collective bargaining, employment discrimination, leaves of absence, immigration, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, the collection and payment of withholding and/or social security Taxes and other employment related Taxes. In addition, each employee of Corlieve is in compliance with all applicable visa and work permit requirements. Except as set forth in Section 4.17 of the Disclosure Letter, no visa or work permit held by an employee of Corlieve will expire during the six (6)-month period beginning at the Closing Date.

(c)No claims, disputes, grievances, controversies or labor disputes are pending, or to Corlieve’s Knowledge, threatened or anticipated involving any Worker or group of Workers of Corlieve. There have been no written claims, charges, investigations, administrative proceedings or written complaints of harassment, discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), retaliatory action pertaining to any Worker against Corlieve or any employee, legal representative, officer or director of Corlieve at any time during the past four (4) years, and to the Knowledge of Corlieve, no facts exist that could reasonably be expected to give rise to such claims or actions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(d)Section 4.17(e) of the Disclosure Letter sets forth an accurate and complete list of all (i) employees of Corlieve, including each employee’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, vested and unvested equity interests, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise), and (ii) individuals who are currently performing services for Corlieve who are classified as independent contractors, including the respective compensation of each consultant or independent contractor.

(e)To the Knowledge of Corlieve, no existing or former employee of Corlieve is or has been in any material respect in violation of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Corlieve because of the nature of the business conducted or presently proposed to be conducted by Corlieve or to the use of trade secrets or proprietary information of others.

4.18Intellectual Property.

(a)Section 4.18(a) of the Disclosure Letter sets forth, with respect to all Corlieve Intellectual Property, a complete and accurate list of all (1) Patents and other indicia of ownership or license of any invention issued or filed with any Governmental Authority, (2) trade names, common law trademarks, common law service marks, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, (3) registered Copyrights and (4) domain name registrations and websites in each case owned, licensed, used or held for use by Corlieve in the conduct of its business, specifying as to each such item, as applicable (i) the owner(s) and licensor or licensee, of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, and application number of the item, and (iv) the date of application and issuance or registration of the item.

(b)Section 4.18(b) of the Disclosure Letter sets forth, with respect to Corlieve, a complete and accurate list of all written licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any Intellectual Property held for use or used by Corlieve in the conduct of its business (the “Head Licenses”), or (ii) by which Corlieve licenses or otherwise authorizes a third party to use or covenants not to sue or grants an immunity from suit any Corlieve Intellectual Property (other than (1) agreements between Corlieve and its employees in Corlieve’s standard forms thereof, (2) non-exclusive licenses to third-party Software with license fees less than [*] per year and (3) customary confidentiality agreements, material transfer agreements or service agreements with third parties that provide only a license to evaluate the Intellectual Property subject to such agreement or provide the services contemplated in such agreement). Neither Corlieve nor, to Corlieve’s Knowledge, any Third Party is in Default under any such license or other agreement in any material respect, and each such license or other agreement is now and immediately following the Closing shall be in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss, forfeiture, termination, license, or impairment of, or give rise to a right to limit, terminate, or consent to the continued use of any Corlieve Intellectual Property. To Corlieve’s Knowledge the Corlieve Intellectual Property includes all Intellectual Property necessary for the conduct of the business of Corlieve as currently conducted and contemplated to be conducted as of the Closing Date.

(c)To Corlieve’s Knowledge, the making, using or selling of the Corlieve Products and Corlieve’s operation of the business do not and have not infringe(d), misappropriate(d) or otherwise violate(d) the Intellectual Property rights of any Person, or constitute unfair competition or trade practices under the Laws of any jurisdiction. To Corlieve’s Knowledge, no Person is infringing, misappropriating or otherwise violating,  or has infringed, misappropriated or otherwise violated, the Corlieve Intellectual Property, and Corlieve has not filed or threatened in writing any claims alleging

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

that a Third Party has infringed, misappropriated or otherwise violated any Corlieve Intellectual Property. No Third Party has filed or threatened to file any claims alleging that Corlieve has infringed, misappropriated or otherwise violated any Person’s Intellectual Property rights. Except in the Material Contracts, Corlieve has not given any indemnification, release or covenant to any Third Party against infringement, misappropriation or other violation of Intellectual Property related to  Corlieve Products or Corlieve Intellectual Property. Except as set forth in Section 4.18(c) of the Disclosure Letter, Corlieve has not requested (whether or not received) any written opinion of patent or other intellectual property counsel and Corlieve has not been provided with any written of opinion of patent or other intellectual property counsel, that concerns infringement, validity or enforceability of any Person’s Intellectual Property  rights.

(d)All of the items listed in Section 4.18(a) of the Disclosure Letter are, except as otherwise indicated therein, owned solely and exclusively by Corlieve, or licensed solely and exclusively to Corlieve through sole and exclusive ownership of the respective licensor, or co-owned with Corlieve in accordance with the terms of the applicable Material Contracts, and are free and clear of all Encumbrances (other than co-ownership listed in Section 4.18(a) of the Disclosure Letter, the terms of the applicable Material Contracts, or Permitted Encumbrances).   The issued Patents listed in Section 4.18(a) of the Disclosure Letter are not the subject of any cancellation, opposition, nullity, reexamination proceeding or any other proceeding challenging their scope, validity, enforceability, ownership, or use.  No opposition, extension of time to oppose, interference, rejection, or refusal (such rejection or other refusal only in the normal course of Patent prosecution prior to grant) to register has been filed in connection with any patent or patent application listed in Section 4.18(a) of the Disclosure Letter.  The issued Patents listed in Section 4.18(a) of the Disclosure Letter are valid and enforceable, and the ownership of the entire right, title and interest therein of each owned or licensed item listed in Section 4.18(a) of the Disclosure Letter is recorded or registered with the applicable Governmental Authority solely in the name of Corlieve or its licensor(s). All fees, Taxes, annuities and other payments associated with filing, prosecuting, issuing, recording, registering or maintaining any such Intellectual Property have been paid in full in a timely manner to the proper Governmental Authority. None of the Intellectual Property owned, co-owned, or licensed by Corlieve is subject of any order, decree or injunction of any Governmental Authority and Corlieve has not been subject to any order, decree or injunction of any Governmental Authority in respect of any other Person’s Intellectual Property. None of the Intellectual Property used by Corlieve is the subject of any order, decree or injunction of any Governmental Authority and Corlieve has not been subject to any order, decree or injunction of any Governmental Authority in respect of any other Person’s Intellectual Property.  The items listed in Section 4.18(a) of the Disclosure Letter as co-owned by Corlieve and another party, are either (i) exclusively licensed to Corlieve, or (ii) are subject to Corlieve’s exclusive option to be exclusively licensed to Corlieve under the terms of the applicable Material Contracts.

(e)None of the trade secrets or material confidential or proprietary information of Corlieve has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement and, to Corlieve’s Knowledge, there has not been any breach by any such Person of any such agreement. All Workers either (i) work in jurisdictions where their inventions are automatically assigned to Corlieve by operation of law, or (ii) have entered into a written agreement automatically assigning to Corlieve all rights to such contributions, which law or agreement includes a present-tense assignment of future inventions, discoveries, and data, copies of which have been provided to Purchaser prior to the Agreement Date. All Workers have entered into a written confidentiality agreement with Corlieve, copies of which have been provided to Purchaser prior to the Agreement Date.

(f)Except for any fees payable (i) to a Governmental Authority to issue, register or maintain any of the Intellectual Property listed in Section 4.18(a) of the Disclosure Letter, (ii) as required by Applicable Law and (iii) the payments due under the Head Licenses, no payment of any kind is required to be made by Corlieve to any Person (including directors, officers, employees, consultants, contractors and agents of Corlieve and inventors of owned or licensed Corlieve Intellectual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Property) for the ownership, license or use of any Corlieve Intellectual Property. Except for mandatory licenses listed in Section 4.18(f) of the Disclosure Letter, no Governmental Authority or other Third Party has any rights in the Corlieve Intellectual Property.

(g)All data and personal information used or maintained by Corlieve has been collected, maintained, used and transferred in accordance with Corlieve’s applicable data protection and privacy principles and policies and in all material respects in accordance with Applicable Law. No Person has claimed any compensation from Corlieve for the loss of or unauthorized disclosure or transfer of personal data or information, and, to Corlieve’s Knowledge, no facts or circumstances exist that might give rise to such a claim.

(h)RGX had and continues to have the right to grant all rights and licenses it purported to grant to Corlieve in the RGX License Agreement.

(i)The French National Institute of Health and Medical Research (INSERM), Universite de Bordeaux, Aix-Marseille Université and Centre National de Recherche Scientifique (CNRS), are the sole owners of the patent family claiming priority to patent filing [*], any foreign patent application corresponding thereto, and any divisional, additions, continuations, continuations in part, or re-examination application, as well as national or foreign equivalents, and each patent that issues or reissues from any of these patent applications.

(j)Except as set forth in Section 4.18(j) of the Disclosure Letter, the inventions disclosed and claimed in the Corlieve Intellectual Property, (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any Governmental Authority, and (ii) no entity other than Corlieve and its licensors has any ownership, license or other interest in such inventions.

(k)To the Company’s Knowledge, the Licensed Know-How Schedule shall be true and accurate in all material respects as of the Closing Date.

4.19Transactions with Certain Persons. Except for the Material Contracts or employment agreements of Corlieve, no officer, director, Seller, Free Share Holder or Affiliate of Corlieve or, to the Knowledge of Corlieve, any individual in such officer’s, director’s, Seller’s or Free Share Holder’s immediate family has or has had, either directly or indirectly, a material interest in: (i) any Person or entity which purchases from or sells, licenses or furnishes to Corlieve any material goods, property, technology, intellectual or other property rights, (ii) any Material Contract to which Corlieve is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) any property used by Corlieve with a book value or market value in excess of [*]. To the Knowledge of Corlieve, no officer, director, Seller or Free Share Holder of Corlieve has a claim or cause of action against Corlieve or Purchaser.

4.20Insurance. Section 4.20 of the Disclosure Letter sets forth a complete and correct list of all insurance policies of Corlieve of any kind currently in force, including for each such policy the type of coverage, the name of the insureds, the insurer, the expiration date, and the amounts of coverage. True, correct and complete copies of such insurance policies have been provided or made available to Purchaser. All such insurance policies are in full force and effect and all premiums due thereunder have been paid. The insurance policies maintained by Corlieve insure Corlieve against such losses and risks (including risks related to clinical trials and product liability) and in such amounts as are prudent and customary in the business in which it is engaged and are sufficient for compliance in all material respects with all requirements of Applicable Law and of all Material Contracts. There is no claim pending under any such policies. Corlieve is not in Default under any material provision of any such insurance policy, and Corlieve has not taken any action or failed to take any action which, with notice or lapse of time, would constitute a Default under any material provision of any such insurance policy. Corlieve has not

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

received notice of an increase in premiums with respect to, or cancellation, nonrenewal or termination of, any such insurance policy.

4.21Certain Business Practices. To the Knowledge of Corlieve, none of the directors, officers, agents or employees of Corlieve or any of their Affiliates has, in each case in connection with Corlieve’s business, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of any Applicable Law, or (iii) made any payment to any customer or supplier of Corlieve, or given any other consideration to any such customer or supplier in respect of Corlieve’s business that violates any Applicable Law.

4.22No Brokers. Neither Corlieve nor any of its officers, directors, employees or Affiliates has entered into any Contract with any broker, finder or similar agent or any Person which will result in an obligation of Purchaser, Corlieve, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.23Regulatory Matters.

(a)Corlieve has no Knowledge (and has not been notified by a Corlieve Partner) of any pending investigation, review, enforcement action or adverse regulatory action by any Regulatory Authority against Corlieve or any Person that manufactures or develops Corlieve Products pursuant to a development, contract research, manufacturing, supply or other collaboration arrangement with Corlieve (each, a “Corlieve Partner”).

(b)All Corlieve Products are being and have been developed, manufactured, used, processed, packaged, labeled, stored and tested by or on behalf of Corlieve in compliance in all material respects with all applicable requirements under all Applicable Laws, including, as applicable, those requirements relating to the conduct of preclinical and clinical studies under the French National Agency for the Safety of Medicine and Health Products (“ANSM”).

(c)Neither Corlieve nor, to the Knowledge of Corlieve, any of its respective agents or subcontractors or the Corlieve Partners has been convicted of any crime or engaged in any conduct which could result in debarment or disqualification by any Regulatory Authority, and there are no Proceedings pending or threatened in writing that would reasonably be expected to result in criminal liability or debarment or disqualification by any Regulatory Authority.

(d)Corlieve, and to Corlieve’s Knowledge the Corlieve Partners, have not imported, exported, marketed, sold, offered for sale, or distributed any investigational drug substance or drug product except in compliance with all Applicable Laws. Corlieve has made available to Purchaser true, correct, complete and unredacted copies of all material data and information with respect to the Corlieve Products and any material correspondence to and from any Regulatory Authority, including each clinical trial application submitted to the ANSM, adverse event files and manufacturing records. All applications, notifications, submissions, information, claims, reports and statistics and other data that have been utilized, or prepared with the intention to be utilized, as the basis for or submitted in connection with any regulatory or marketing approvals or Permits from ANSM or any other Regulatory Authority relating to the Corlieve Products were true, complete and correct in all material respects as of the date of preparation and submission, as applicable, and any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to ANSM or other Regulatory Authority.

(e)Corlieve and, to Corlieve’s Knowledge, the Corlieve Partners have not received from any Regulatory Authority any (i) inspection reports, (ii) notices of adverse findings, warnings, untitled

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

letters, minutes of meetings, or (iii) other correspondence from any Regulatory Authority concerning the Corlieve Products in which any Regulatory Authority asserted that the operations of Corlieve may not be in compliance with Applicable Law or that the Corlieve Products may not be approvable.

(f)Corlieve has not received written notice from any Corlieve Partner of any interruption of supply or manufacturing capacity, shortage of raw materials, components or other manufacturing problems that would have a material effect on the subsequent development (as such development is contemplated as of the Closing Date) of the Corlieve Products, nor do any conditions currently exist that reasonably could be expected to lead to such manufacturing problems.

(g)Section 4.23(g) of the Disclosure Letter sets forth a true and complete list of all authorizations, approvals, applications, clearances, consents, qualifications and other rights from any Regulatory Authority relating to the ability of Corlieve to research, develop and manufacture the Corlieve Products (“Regulatory Authorizations”) and there are no other Regulatory Authorizations required for the Corlieve Products in connection with the conduct of the Business as presently conducted. All such Regulatory Authorizations are (i) validly registered and on file with applicable Regulatory Authorities and (ii) in compliance with all formal filing and maintenance requirements.

(h)The studies, tests and preclinical studies conducted by Corlieve and, to the Knowledge of Corlieve, the studies, tests and preclinical tests conducted on behalf of the Corlieve, were and, if still pending, are being conducted in all material respects in accordance with approved experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws, including, without limitation, the applicable regulations in France. Corlieve is not aware of any studies, tests or trials the results of which Corlieve believes reasonably call into question the study, test, or trial results when viewed in the context of the clinical state of development. Corlieve has not received any notices or other written correspondence from any Regulatory Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of Corlieve.

4.24Subsidies. Section 4.24 of the Disclosure Letter sets forth a list of (i) all subsidies and/or grants granted to Corlieve by any Governmental Authority or any other Person and which are outstanding, (ii) all repayable or reimbursable subsidies and/or grants, whether outstanding or not, granted to Corlieve, including, without limitation, in the form of repayable advances, and (iii) all other subsidies and grants received by Corlieve since its incorporation (collectively the “Subsidies”). Corlieve is not in breach of any of the terms and conditions governing the Subsidies and Corlieve and, other than the transactions contemplated hereunder, the Sellers have not undertaken to do anything that would result in the granting Governmental Authority or Person being entitled to claim for the repayment or reimbursement, in whole or in part, of any such Subsidies.

4.25Books and Records. Corlieve has made and kept (and made available to Purchaser) correct and complete, in all material respects, minute books and records and accounts, which, in reasonable detail, accurately and fairly summarize the material corporate activities of Corlieve. The minute books of Corlieve made available to Purchaser accurately and adequately reflect all action previously taken by the shareholders of Corlieve, the President of Corlieve, and the Comité de Supervision (supervisory board) of Corlieve. All registration and publication formalities required to be carried out pursuant to Applicable Laws have duly and timely been carried out by Corlieve.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

4.26Bank Accounts. Section 4.26 of the Disclosure Letter contains a true, correct and complete list of all bank accounts maintained by Corlieve, including each account number and the name and address of each bank and the name of each Person who has signature power with respect to each such account or power of attorney to act on behalf of Corlieve.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Sellers that the following statements contained in this Article 5 are true and correct as of the Agreement Date and as of the Closing Date.

5.1Organization and Standing. Purchaser is a public company with limited liability under the laws of the Netherlands (naamloze vennootschap), validly existing and in good standing under the Laws of the Netherlands.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

5.2Authorization. All proceedings required to be taken on the part of Purchaser to authorize Purchaser to enter into and carry out this Agreement and the other Transaction Agreements have been duly and properly taken. This Agreement has been, and each other Transaction Agreement will be, duly executed and delivered by Purchaser  and is, or will be, the valid and binding obligation of Purchaser enforceable against  Purchaser in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency Laws and related decisions affecting creditors’ rights generally.

5.3Compliance. The execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, will not:

(a)result in the breach of any of the terms or conditions of, or constitute a Default under or violate, as the case may be, the articles of association of Purchaser; or

(b)violate any Law or Governmental Order applicable to Purchaser, or by which any of the properties or assets of Purchaser is bound, solely to the extent that such breach or violation would have a material adverse impact on Purchaser’s ability to consummate the transactions contemplated hereby.

5.4Milestone Shares.

(a)The Milestone Shares, if and when issued as contemplated herein, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights and Encumbrances, except for restrictions on transfer imposed under applicable securities Laws. The issuance of such Milestone Shares does not contravene any Law or the rules and regulations of The NASDAQ Stock Market. Assuming the accuracy of the representations and warranties in Article 3, compliance by each Seller with the covenants in Article 7 and the compliance by each Seller with his or her obligations set forth in Section 2.13, the offer, issuance and sale of the Milestone Shares will be exempt from registration pursuant to Regulation S promulgated under the Securities Act and other applicable state securities Laws.

5.5Absence of Litigation. There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the Knowledge of Purchaser, threatened against Purchaser that question any of the transactions contemplated by, or the validity of, this Agreement which, if adversely determined, would materially impair the ability of Purchaser to enter into or perform

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

its obligations under this Agreement or materially delay, affect or prohibit the consummation of the transactions contemplated by this Agreement. Purchaser has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

5.6Approvals, etc. Except for the approval of the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance), all consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by Purchaser of this Agreement and the other Transaction Agreements, the performance of Purchaser of any of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will have been obtained as of the Closing.

5.7Funding. Purchaser has and will have sufficient available funds on hand at Closing to pay the Closing Date Cash Consideration.

5.8No Brokers. Neither Purchaser nor any of its officers, directors or employees has entered into any Contract with any broker, finder or similar agent or any Person which will result in an obligation of the Sellers to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

5.9SEC Reports. Purchaser has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC since December 31, 2019, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto (the “Public Documentation”). None of the Public Documentation, as of its respective date, contained  any untrue statement of a material fact or, when taken together, omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which such statements were made, not misleading.

ARTICLE 6

COVENANTS AND AGREEMENTS

6.1Public Disclosures.

(a)Without the prior written consent of Purchaser, the Sellers shall not, and shall not authorize or permit Corlieve or any of their Representatives or Affiliates to, use Purchaser’s name or refer to Purchaser in a manner in which Purchaser’s identity is readily apparent in connection with Purchaser’s relationship with Corlieve, including in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, unless otherwise required by Applicable Law. Notwithstanding anything herein to the contrary, (i) Purchaser and the Holder Representative shall mutually agree on the content of an initial press release announcing the entry into this Agreement and a subsequent press release on the Closing, and (ii) the Parties shall be entitled to use the content of such press releases and any other mutually approved press release in subsequent communication and public disclosure.

(b)Without limiting any other provision of this Agreement, except as otherwise contemplated by this Agreement, no Party shall make (or cause or permit any controlled Affiliate to make), directly or indirectly, any public announcement with respect to this Agreement and the transactions contemplated hereby without the consent of Purchaser and the Holder Representative, except as may be required by Applicable Law or the regulations of The NASDAQ Stock Market, in which case the party making such public announcement shall inform Purchaser or the Holder Representative, as applicable, promptly by written notice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

6.2Confidentiality. Purchaser and the Sellers each acknowledge that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between Purchaser and Corlieve dated January 20, 2021 (the “Confidentiality Agreement”). Effective upon, and only upon, the Closing, Purchaser’s obligations under the Confidentiality Agreement shall terminate.

6.3Access to Information. Prior to the Closing, the Sellers, within the limit of their respective powers within the Company as officer and/or shareholder, shall cause Corlieve to provide Purchaser, from time to time, with reasonable access to the offices, properties, appropriate officers, books and records of Corlieve (during regular business hours, upon reasonable advance notice, under reasonable circumstances, subject to restrictions under applicable Law and without undue disruption to the normal business activities of Corlieve). Purchaser and its Representatives shall cooperate with Corlieve and its Representatives and they shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Corlieve or any of the Sellers to disclose information subject to attorney-client privilege.

6.4Conduct of the Business Pending the Closing

(a)Conduct in the Ordinary Course of Business. Prior to the Closing, except: (i) as required by applicable Law; (ii) as expressly contemplated by this Agreement; or (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Sellers, within the limit of their respective powers within the Company as officer and/or shareholder, shall cause Corlieve to conduct the Business in the Ordinary Course of Business and, to the extent consistent therewith, use reasonable efforts to preserve business relationships with suppliers and others with whom Corlieve deals with in connection with the conduct of the Business.

(b)Restricted Conduct. Prior to the Closing, except (i) as required by applicable Law, (ii) as expressly contemplated by this Agreement, (iii) proposed agreements set out on Schedule 6.4(a), or (iv) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed granted in the absence of a response by Purchaser within [*] of Corlieve’s request), the Sellers, within the limit of their respective powers within the Company as officer and/or shareholder,  shall cause Corlieve not to:

(i)transfer, issue, sell or dispose of any shares in the capital, or other securities of, Corlieve or grant options, warrants, calls or other rights to purchase or otherwise acquire any shares in the capital, or other securities, of Corlieve;

(ii)declare or pay any non-cash dividends on or make other non-cash distributions in respect of any of its share capital or other equity interests;

(iii)effect any split, combination, capitalization or reclassification of any capital stock or any like change in the capitalization of Corlieve;

(iv)(A) increase the annual level of compensation payable or to become payable by Corlieve to any of their respective legal representatives, members of the Comité de Supervision (supervisory board) or employees (other than any increase required by Applicable Laws or the terms of existing Contracts); (B) grant any bonus, benefit or other direct or indirect compensation to any legal representative, members of the Comité de Supervision (supervisory board) or employee (other than Transaction Bonus) of Corlieve other than as contemplated by existing Contracts or materially amend any term of their employment Contract with Corlieve; or (C) hire any new employee;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(v)incur, create, assume, guarantee or become liable for any Indebtedness other than (A) in the Ordinary Course of Business, (B) any draw under the Shareholder Loan, or (C) any loan made to Corlieve by Purchaser;

(vi)subject any of the properties or assets (whether tangible or intangible) of Corlieve to any Encumbrance, except for Permitted Encumbrances;

(vii)enter into, adopt, extend, renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association;

(viii)acquire or commit to acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof, or acquire any material properties or assets (except for the acquisition of supplies in the Ordinary Course of Business);

(ix)sell, assign, license, sublicense, transfer, convey, lease, abandon, permit to lapse or otherwise dispose of any of the properties or assets material to the Business, including Corlieve Intellectual Property (except for the purpose of disposing of obsolete or worthless assets or in the Ordinary Course of Business);

(x)cancel or compromise any material debt or claim owing to Corlieve;

(xi)enter into any Contract that restricts or limits the conduct or operations of the Business in any material respect;

(xii)adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring or other reorganization, or file a petition in bankruptcy under any provisions of any bankruptcy or similar Law or consent to the filing of any bankruptcy petition against it under any bankruptcy or similar Law;

(xiii)make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by Applicable Law or French GAAP, make any change to any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of Corlieve’s most recent Tax Return; enter into any closing agreement, settle or compromise any material claim or assessment, amend any Tax Return, file any Tax Return out of the ordinary course or in a manner that is not consistent with past practice and applicable law; or surrender any claim for a refund of material Taxes;

(xiv)fail to pay or discharge when due and payable any Liabilities;

(xv)change the accounting methods, principles or practices used by Corlieve to keep its books and records, except as required by French GAAP;

(xvi)extend, modify, terminate, cancel or renew, or waive a material right under, any Material Contract, except in the Ordinary Course of Business or pursuant to the terms of such Material Contract as of the date hereof;

(xvii)enter into any Contract which would qualify as a Material Contract;

(xviii)initiate, settle or compromise any litigation or other disputes (whether or not commenced prior to the date of this Agreement)

(xix)enter into or be a party to any transaction with any Seller or Free Share Holder other than in accordance with existing Contract or in the Ordinary Course of Business;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(xx)take any action inconsistent with this Agreement of the consummation of the transactions contemplated by this Agreement; or

(xxi)agree, whether in writing or otherwise, to do any of the foregoing.

6.5Exclusivity. From the Agreement Date until the earlier of the termination of this Agreement and the Closing, the Sellers will not, will cause Corlieve not to, and will use their reasonable efforts to cause their Representatives not to, directly or indirectly, facilitate or attempt to obtain or arrange for (i) any equity capital financing that would have the effect of any Person (other than the Purchaser or its Affiliates) acquiring equity interests (or rights convertible into equity interests) of Corlieve (other than as expressly contemplated herein), (ii) the merger, acquisition, consolidation, or recapitalization of Corlieve or (iii) a sale of the securities of Corlieve or a material portion of the assets of Corlieve, in each case to any third party (excluding Purchaser and its Affiliates) (each such transaction in the above subclauses (i), (ii) and (iii), an “Alternative Transaction”) or discuss or provide any other Person (other than Purchaser and its Affiliates and their respective Representatives) any information in connection with any such Alternative Transaction. In the event that Corlieve, its Representatives or any of its equityholders, including a Seller, receives, at any time between the date hereof and the Closing Date, a written notice or an inquiry from any Person (other than Purchaser and its Affiliates and their respective Representatives) regarding an Alternative Transaction, the Holder Representative will promptly notify Purchaser and provide such information regarding such Alternative Transaction as Purchaser reasonably requests.

6.6Consents and Approvals.

(a)Each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect or obtain all necessary filings, consents, waivers, approvals, authorizations, permits, licenses or orders from all Governmental Authorities, including the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance) as provided in Section 8.1(a), or any other third party.

(b)With respect to the condition precedent set forth in Section 8.1(a), Purchaser hereby undertakes:

(i)to make all necessary notifications and filings with the relevant Governmental Authorities with respect to the transactions contemplated herein in order to obtain the Foreign Investment Approval as soon as reasonably possible and in compliance with Applicable Laws. Purchaser shall further respond as soon as reasonably possible to any requests received from any relevant Governmental Authority for additional documents or information;

(ii)to take all actions reasonably necessary under Applicable Law to obtain the Foreign Investment Approval. Notwithstanding the foregoing, if the competent Governmental Authority requests any material condition to the granting of the Foreign Investment Approval (other than, without limitation, any Acceptable Undertaking), such as Purchaser’s undertaking to divest, dispose of, or hold separate any of the businesses or assets of Corlieve or Purchaser and/or any of its Affiliates, then Purchaser  shall not be required to comply with any condition, obligation or other requirement imposed or contained in any decision by such relevant Governmental Authority;

(iii)to keep the Holder Representative regularly informed of the processing of the above filings and notifications in particular, if it becomes aware of any fact or event which could reasonably result in the Foreign Investment Approval being delayed or denied;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(iv)to provide the Holder Representative, as soon as reasonably practicable, with copies of all material relevant correspondence, documents or other communications received from or sent to the relevant Governmental Authority.

(v)to give notice to the Holder Representative of the obtaining of the Foreign Investment Approval within [*] of becoming aware of the same.

(c)For the purposes of the covenant contained in Section 6.6(b), the Sellers hereby undertake to provide, through the Holder Representative, and to cause Corlieve to provide, all assistance reasonably required by Purchaser in respect of the filings and notifications relating to the Foreign Investment Approval and any requests for information relating to Corlieve and/or the Sellers from the competent Governmental Authority.

(d)Further, and without limiting any other provision of this Section 6.6, each of the parties shall cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry and shall promptly: (i) furnish on a confidential basis to the other such necessary information and reasonable assistance as the other parties may request in connection with the foregoing; (ii) inform the other of any communication from any Governmental Authority regarding transactions contemplated by this Agreement; and (iii) provide counsel for the other parties with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Authority or received from a Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that materials may be redacted as necessary to comply with contractual arrangements and with Applicable Law. Each party hereto shall, subject to Applicable Law, permit counsel for the other parties to review in advance, and consider in good faith the views of the other parties in connection with, any proposed written communication to any Governmental Authority in connection with the transactions contemplated by this Agreement. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated hereby unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other parties the opportunity to attend and participate. The parties further agree to execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

6.7Notification of Certain Matters. During the period from the Agreement Date until the earlier of the Closing and the termination of this Agreement, each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence of any event that would cause any representation or warranty of such party in this Agreement to be materially untrue or inaccurate at or prior to the Closing Date, (b) any material failure of such party to comply with or satisfy its covenants, conditions, agreements and other obligations in this Agreement, (c) in the case of Corlieve, the occurrence of an event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (d) in the case of Purchaser, the occurrence of an event that would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement. The Holder Representative shall have the right (but not the obligation) to provide updates to the Disclosure Letter (each a “Disclosure Notification”) with respect to events, facts or circumstances (i) arising after the Agreement Date or (ii) that came to the Knowledge of Corlieve after the Agreement Date only for those representations and warranties that are qualified by any reference to the “Knowledge of the Sellers”. Except for the delivery of an updated Capitalization Table that reflects any changes to the Capitalization Table arising between the Agreement Date and the Closing Date, no Disclosure Notification shall be deemed incorporated into or to supplement and amend the Disclosure Letter for purposes of determining whether the condition with respect to Purchaser’s obligations under the Agreement set forth in Section 8.2(a) has been satisfied. Following the Closing, no claim for indemnification pursuant to Article 9 may be made by a Purchaser Indemnified Party with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

respect to any matter included in a Disclosure Notification, any such claim being hereby irrevocably waived and released with respect to such matter.

6.8Waiver of Rights Under Shareholders Agreement. The Sellers hereby agree to waive as from the Closing Date any rights under the Shareholders Agreement that may be exercisable in connection with the transactions contemplated by this Agreement, including any preemptive rights. The Sellers hereby agree that any exercise of any such preemptive rights shall be null and void and that Purchaser may seek to enjoin the exercise of such preemptive rights pursuant to the provisions of this Agreement, including Section 11.12.

6.9No Directed Selling Efforts. Neither Purchaser nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) in connection with the offering of the Milestone Shares, and Purchaser has complied and will comply with the offering restrictions requirement of Regulation S.

6.10Update to the Disclosure Letter. No later than [*] before the Closing Date, Corlieve shall provide to the Seller an updated version of the Disclosure Letter, including possible facts and circumstances occurred after the date hereof, or with respect to representations and warranties qualified by Corlieve’s Knowledge, that came to the Knowledge of Corlieve after the Signing Date.

6.11Free Shares. In the event that Closing has not occurred by July 22, 2021, [*]  and Corlieve shall enter into agreements, prior to July 24, 2022 amending the vesting terms of certain Free Share awards on the terms mutually agreed among the Purchaser, [*] and Corlieve as of the date hereof.

ARTICLE 7

POST-CLOSING COVENANTS

7.1Transfer Taxes. Transfer Taxes payable in connection with the consummation of the transactions contemplated hereby, if any, shall be borne and paid by the Purchaser.

7.2Release by Sellers. Effective as of the Closing, each Seller, on behalf of itself and its Subsidiaries and Affiliates and each of their respective directors, officers, shareholders, managers, members, partners, principals, employees, agents, Representatives, heirs, predecessors, successors and assigns (each, a “Seller Releasing Party”), hereby (i) voluntarily and knowingly releases, remises, acquits and forever discharges Purchaser, Corlieve, any Person who controls (as such term is defined in Section 15 of the Securities Act) any of the foregoing, and their respective directors, officers, shareholders, managers, members, partners, principals, employees, Affiliates, agents, Representatives, heirs, predecessors, successors and assigns from any and all Damages, whether known or unknown, certain or speculative, asserted or unasserted, that any Seller Releasing Party may have had prior to, or has as of, the Closing or that arise in the future based on events occurring prior to or as of the Closing, including with respect to any rights contained in the Shareholders Agreement and including with respect to any liquidation right or preference any Seller may be entitled to under the Bylaws (the “Released Damages”); (ii) expressly waives any defense that the release provided under this Section 7.2 does not extend to Damages such Seller Releasing Party did not know or suspect to exist on the Closing Date; (iii) represents and warrants that none of the Released Damages of such Seller Releasing Party has been sold, assigned or transferred to any other Person; and (iv) agrees and covenants not to commence or cause to be commenced any Proceeding seeking Damages or remedies of any kind based on, related to or arising from the Released Damages; provided, however, that the Released Damages do not include any Damages by any of the Seller Releasing Parties related to (a) the payment of the Total Consideration subject to the terms and conditions of this Agreement, (b) with respect to RGX, any of its rights contained in the RGX License Agreement or (c) subject to the terms and conditions of this Agreement, the enforcement of, or the exercise of any rights and remedies, if any, under any provisions of this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Agreement, any exhibit to this Agreement or any document delivered in connection with this Agreement.

7.3Compliance with the Securities Act.

(a)Each Seller agrees to resell the Milestone Shares received pursuant to the transactions contemplated by this Agreement only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act or (iii) pursuant to an available exemption from registration under the Securities Act.

(b)Each Seller agrees not to engage in hedging transactions with regard to the Milestone Shares unless such hedging transactions are made in compliance with the Securities Act.

7.4Registration Rights with Respect to Milestone Shares. If a Milestone Payment becomes due and Purchaser elects to make any portion of a Milestone Payment by issuing uniQure Ordinary Shares, Purchaser shall register such Milestone Shares for resale by the Sellers in accordance with the provisions of Exhibit C.

7.5Transfer of Milestone Shares. Purchaser shall refuse to register any transfer of Milestone Shares not made (a) in accordance with the provisions of Regulation S, (b) pursuant to registration under the Securities Act, or (c) pursuant to an available exemption from registration under the Securities Act.

7.6Closing Statement.  The Sellers shall ensure that all information reasonably requested by the Purchaser and necessary for the accurate and complete preparation of the Closing Statement described in Section 2.4(b) is provided or made available to the Purchaser no later than [*] following Closing.

7.7Restrictive Covenants.

(a)Non-Competition. Each of the Founders hereby irrevocably agrees that, during the Restricted Period, he or she shall not, directly or indirectly, as a proprietor, partner, stockholder, director, executive, employee, consultant, independent contractor, joint venturer, member, investor, lender or otherwise:

(i)in the case of [*], carry out in North America, Europe, Japan or China any research or development activities intended to treat epilepsy by directly inhibiting the expression of the kainate receptor subunits named GluK2 and/or GluK5 (the “Restricted Field”);

(ii)hold any shares, or have any other financial interest, in any commercial enterprise (other than up to [*] of the share capital of publicly listed companies) engaged in the Restricted Field;

(iii)employ or solicit any manager (dirigeant social), employee, agent or contractor (with respect to the latter two categories, in a manner that would have a detrimental impact on their relationship as agent or contractor of the other Party) of Corlieve or the Purchaser or any of its affiliates or of the Company, without the prior written consent of the Purchaser; or

(iv)participate in any research or development activities in the Restricted Field, other than pursuant to an agreement with Corlieve or the Purchaser.

(b)Exclusions. Notwithstanding the foregoing, outside the Restricted Field, the Scientific Founders, acting as public agents, shall be entitled to conduct any research activities, including:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(i)any research and development activities to develop any approach to treat epilepsy which is not based on the Grik2 Gene Sequence; and

(ii)any research and development activities on the Grik2 Gene Sequence which are not aimed at treating epilepsy.

(c)Non-Solicitation. Each of the Sellers (other than RGX), agrees that, during the Restricted Period, such Seller shall not (except on behalf of Purchaser, Corlieve or any of their Affiliates) knowingly, directly or indirectly, on his or her own behalf or on behalf of any other Person, solicit, employ or interfere with (or attempt to do any of the foregoing) any individual who either  is employed by Purchaser, Corlieve or any of their Subsidiaries at the time of such solicitation, employment, interference or attempt thereof in a manner that conflict with his employment by Purchaser, Corlieve or any of their Subsidiaries.

(d)Blue Pencil. If for any reason any court of competent jurisdiction shall find any provisions of this Section 7.7 (including the defined terms used herein) unreasonable in duration or geographic scope or otherwise, it is the intention of the Parties that such restrictions and prohibitions shall be modified by the court to be effective to the fullest extent allowed under applicable law in such jurisdiction. Each Seller acknowledges that the territorial and time limitations set forth in this Section 7.6 (including the defined terms used herein) are reasonable and properly required for the adequate protection of the business of Purchaser and its Affiliates, and each Seller hereby waives, to the extent permitted by law, any and all right to contest the validity of any provision of this Section 7.6 (including the defined terms used herein) on the ground of breadth of its geographic or service coverage or length of term or otherwise.

(e)Future Employers; Third Party Beneficiaries. Each of the Sellers (other than RGX) shall inform any future employer of the non-competition and non-solicitation restrictions to which he or she is subject and provide such employer with a copy thereof, prior to the commencement of that employment. Each Affiliate of Purchaser is an intended third party beneficiary of the non-competition and non-solicitation restrictions set forth in this Section 7.7 (including the defined terms used herein) and may enforce the terms of this section as if it was a party hereto.

7.8Within three (3) months after the Closing Date, the Purchaser may ask the assistance of  [*] and the Scientific Founders to comprehensively identify the Know-How and to determine whether items of Know How provided by RGX as specifically identified in the Purchaser’s request are Licensed Background Know-How or Licensed Foreground Know-How pursuant to the RGX License.  [*] and the Scientific Founders shall use reasonable efforts to respond to such request.

ARTICLE 8

CLOSING CONDITIONS

8.1Conditions Precedent to the Obligations of Each Party. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any one of which may be waived on behalf of Purchaser by Purchaser or on behalf of the Sellers by the Holder Representative:

(a)Foreign Investment Clearance. The foreign investment notification has been made with the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance) pursuant to articles L.151-3 and R.151-1 and seq. of the French Code Monétaire et Financier, and in relation to said notification, (i) the French Ministry of Economy, Finance and Recovery (Ministère de l’Economie, des Finances et de la Relance) has provided notification that the transactions contemplated hereunder do not fall within its approval requirement pursuant to the above-mentioned legislation, (ii) the underlying approval has been granted or (iii) all appropriate waiting

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

periods (including any extensions thereof) have expired, lapsed or been waived (the “Foreign Investment Approval”).

(b)No Order. Without prejudice to the Foreign Investment Approval, no Governmental Authority of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Court Order which (i) is in effect and (ii) has the effect of otherwise prohibiting or preventing the consummation of the transactions contemplated hereby.

8.2Conditions Precedent to the Obligations of Purchaser. The obligation of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any one of which may be waived in writing by Purchaser in its sole discretion:

(a)Representations and Warranties. The representations and warranties contained in Section 4.3, as such representations and warranties may be updated by the delivery of an updated Capitalization Table pursuant to Section 6.7, shall be true and correct in all respects except for de minimis inaccuracies as of the Agreement Date and the Closing Date. Each of the other representations and warranties contained in Article 3 and Article 4 of this Agreement shall be true and correct in all material respects as of the Agreement Date and the Closing Date (except that those representations and warranties which address matters only as of a particular date or range of dates shall be limited to the date or range of dates so specified). For purposes of the condition contained in this Section 8.2(a), the references contained in any representation or warranty contained in Article 3 and Article 4 of this Agreement to “Material Adverse Effect,” “material,” “in all material respects” or other materiality qualifications (or correlative terms), including as expressed in accounting concepts, shall be disregarded.

(b)Covenants. The Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the other Transaction Agreements to be performed or complied with at or prior to the Closing Date.

(c)Material Adverse Effect. During the period from the Agreement Date until Closing, no Material Adverse Effect shall have occurred, and no event shall have occurred that, individually or in the aggregate, with or without notice or the lapse of time, would reasonably be expected to result in a Material Adverse Effect.

(d)Equityholders. The Sellers having signed the Agreement as at the Agreement Date shall hold Shares representing 100% of the issued and outstanding Ordinary Shares of Corlieve and all said Sellers shall be effectively represented at Closing and transfer their Shares in accordance with this Agreement.

(e)Exercise of the options under the Collaboration Agreements.

(f)Delivery by the Holder Representative of an updated Schedule 2.7.

8.3Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Holder Representative in its sole discretion:

(a)Representations and Warranties. Each of the representations and warranties of Purchaser contained in Article 5 of this Agreement (i) that is qualified by any reference to “material,” “in all material respects” or other materiality qualifications (or correlative terms) shall be true and correct in all respects as of the Agreement Date and the Closing Date and (ii) that is not so qualified is

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

true and correct in all material respects as of the Agreement Date and the Closing Date (except that those representations and warranties which address matters only as of a particular date or range of dates shall be limited to the date or range of dates so specified).

(b)Covenants. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the other Transaction Agreements to be performed or complied with by it on or prior to the Closing Date.

(c)Material Adverse Effect. During the period from the Agreement Date until Closing, no event has occurred that would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

8.4Shareholder Meeting. One or more shareholders’ meetings of Corlieve shall be held immediately prior to the Closing Date (subject to the condition precedent of Closing) or immediately after the Closing Date in order to (i) issue the Shares corresponding to the Loan Conversion, (ii) acknowledge the resignation of the members of the Comité de Supervision (supervisory board) and of the President and (ii) appoint a new President and, at Purchaser’s option, new members of the Comité de Supervision (supervisory board).

ARTICLE 9

INDEMNIFICATION

9.1Survival.

(a)All covenants and agreements contained in this Agreement that by their nature are required to be performed by the Sellers by or prior to Closing shall expire and will no longer be required to be performed as of the Closing Date; provided, that Purchaser may make a claim with respect to such covenants for a period of twelve (12) months following the Closing Date.

(b)All covenants contained in this Agreement that by their nature are required to be performed after Closing by any Party hereto shall survive according to their respective terms.

(c)The representations and warranties contained in this Agreement (other than the Fundamental Representations and the Specified Representations) shall survive the Closing and continue in full force and effect for the twelve (12) month period immediately following the Closing Date.

(d)The Fundamental Representations shall survive the Closing and continue in full force and effect indefinitely.

(e)The Specified Representations shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter.

(f)Any claim based on fraud or intentional misrepresentation shall survive the Closing and continue in full force and effect indefinitely.

(g)Immediately following the last day of each such survival period (the “Survival End Date”), such representations and warranties shall expire automatically. If written notice of a claim has been given in accordance with Section 9.3 prior to the expiration of the applicable representations, warranties, covenants or agreements, then the applicable representations, warranties, covenants or agreements shall survive as to such claim, until such claim has been finally resolved. Following the expiration of a representation, warranty, covenant or agreement, no claim, action, suit or Proceeding may be initiated by any Purchaser Indemnified Party or Seller Indemnified Party with respect thereto, regardless of any statute of limitations period that would otherwise apply. For the avoidance of doubt, if the Closing does not occur as a result of any condition precedent not being satisfied or waived, none

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

of the Sellers or Purchaser shall have any Liability whatsoever, including for breach of covenant or otherwise, except with respect to its breach of the obligations surviving termination of this Agreement as set forth in Section 10.3 or for its fraud or willful breach of this Agreement.

9.2Indemnification.

(a)Following and subject to the occurrence of the Closing, subject to the limitations described in Section 9.1 and Section 9.5, each Seller shall, severally but not jointly (sans solidarité), indemnify, defend, and hold harmless each of Purchaser and its Affiliates, their respective directors, officers and employees, and their respective heirs, successors and assigns (each, a “Purchaser Indemnified Party” and, collectively, the “Purchaser Indemnified Parties”), subject to the provisions of this Article 9, from and against any and all losses, costs, reasonable expenses, claims, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, fines, deficiencies, amounts paid in settlement, Liabilities, Taxes, liens, and fees and court costs, including interest, penalties, and reasonable attorneys’, consultants’ and other professional fees and disbursements and reasonable expenses of investigation and enforcement of rights under this Agreement (collectively, “Damages”) incurred by such Purchaser Indemnified Party that arise out of or result from:

(i)any breach of any representation or warranty contained in Article 4 of this Agreement;

(ii)any breach of any covenant or obligation in this Agreement that the Sellers are to cause Corlieve to perform at or prior to the Closing;

(iii)any breach of any covenant or obligation in this Agreement to be performed by the Holder Representative;

(iv)any inaccuracies in the Closing Date Allocation Schedule; and

(v)any error by the Paying Agent in executing its responsibilities under the Paying Agent Agreement.

With respect to Damages referred to in Section 9.2(a), each Seller shall only be liable for the portion of such Damages corresponding to its Pro Rata Share.

(b)Following and subject to the occurrence of the Closing, subject to the limitations described in Section 9.1 and Section 9.5, each Seller, severally and not jointly (sans solidarité), shall indemnify, defend, and hold harmless the Purchaser Indemnified Parties from and against any and all Damages incurred by such Purchaser Indemnified Party that arise out of or relate to:

(i)any breach of any representation or warranty of such Seller contained in Article 3 of this Agreement;

(ii)any breach of any covenant or obligation in this Agreement to be performed by such Seller.

With respect to Damages referred to in Section 9.2(b), only the relevant breaching Seller shall be liable for the full amount of the relevant Damages and the other Sellers shall not be liable.

(c)Following and subject to the occurrence of the Closing, subject to the limitations described in Section 9.1 and Section 9.5, Purchaser shall indemnify, defend, and hold harmless the Sellers and each of their respective heirs and Affiliates (each, an “Seller Indemnified Party” and, collectively, the “Seller Indemnified Parties,” and, collectively with the Purchaser Indemnified Parties,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

the “Covered Parties,” and each, a “Covered Party”) from and against any and all Damages incurred by such Seller Indemnified Party that arise out of or relate to

(i)any breach of any representation or warranty made by Purchaser in Article 5 of this Agreement or in any other Transaction Agreement; or

(ii)any breach of any covenant or obligation in this Agreement to be performed by Purchaser.

(d)For the avoidance of doubt, neither Party shall be liable under this Agreement and any Transaction Agreement in respect of any loss of profit, loss of revenue, loss of contract, loss of goodwill, loss of claim, indirect Damages, punitive Damages or consequential Damages, except to the extent such Damages are payable to a Third Party.

9.3Notice of Claims.

(a)Any Covered Party seeking indemnification hereunder shall, no later than [*] upon becoming aware of a potential claim for indemnification and in all cases prior to the relevant Survival End Date, give to Purchaser, in the case of a Seller Indemnified Party, or to the Holder Representative, in the case of a Purchaser Indemnified Party, (the “Indemnifying Party”) a bona fide notice describing in reasonable detail the facts giving rise to any claims for indemnification hereunder, together with an good faith estimate of the claimed amount and all supporting documents (a “Claim Notice”); provided, that failure to give such notice in accordance with the requirements of this Section 9.3(a) shall not affect such Covered Party’s right to indemnification hereunder except to the extent the Indemnifying Party shall have been materially prejudiced by such failure, in which case Sellers shall not be liable under this Article 9 for the portion of the relevant Damage resulting from such failure.

(b)Each Indemnifying Party to whom a Claim Notice is given shall respond to any Covered Party that has given a Claim Notice (a “Claim Response”) within [*] (the “Response Period”) after the date that the Claim Notice is given. Any Claim Response must either (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to (or on behalf of) such Covered Party by wire transfer of immediately available funds (or release of all or a portion of the Escrowed Amount to a Purchaser Indemnified Party) or (ii) to provide such Covered Party with notice that they disagree with the amount or method of determination set forth in the Claim Notice. If any Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party shall be deemed not to dispute the claim described in the related Claims Notice. If any Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party.

(c)If an Indemnifying Party delivers a Claim Response disputing the claim of indemnification, the Covered Party that has given the Claim Notice and the Indemnifying Party shall attempt in good faith for a period of [*] after receipt of the Claim Response to resolve such objection. If the Indemnifying Party and the Covered Party shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties, and shall be binding and conclusive upon the Indemnifying Party and the Covered Party. If no such agreement can be reached during the 30-day period for good faith negotiation, then upon the expiration of such 30-day period, either the Indemnifying Party or the Covered Party may bring suit in accordance with Section 11.10.

(d)Subject to the terms of the Escrow Agreement, if, pursuant to the procedures described in this Section 9.3, an Indemnifying Party is determined to be obligated to indemnify a Covered Party hereunder, the Indemnifying Party shall pay (or cause to be paid) to such Covered Party the amount to which such Covered Party shall be entitled within [*] after such amount has been finally determined in accordance with this Section 9.3. Subject to the provisions of this Article 9, the Purchaser Indemnified

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Parties shall recover the amount of any Damages first from the Escrow Account, in which case Purchaser and the Holder Representative shall jointly instruct the Escrow Agent to distribute from the Escrow Account an amount of cash equal to the amount of any such Damages .

9.4Third Party Claims.

(a)If a Covered Party receives written notice of a claim from a Third Party that such Covered Party believes may result in a claim for indemnification under this Article 9 (a “Third Party Claim”), such Covered Party shall deliver a Claim Notice to the Indemnifying Party in accordance with the provisions of Section 9.3.

(b)So long as the Litigation Conditions are satisfied, the Indemnifying Party shall have the right to assume and control the defense of the Third Party Claim, at its own expense with counsel selected by it and reasonably acceptable to the Covered Party, by delivering written notice of its assumption of such defense to the Covered Party within [*] of its receipt of a Claim Notice of such Third Party Claim; provided, however, that the Covered Party shall have the right to retain its own counsel and assume and control the defense of such Third Party Claim, with the reasonable fees and expenses to be paid by the Indemnifying Party, if (i) the Covered Party receives advice from outside counsel that (A) representation of the Covered Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or reasonably anticipated potential conflicts of interests between such Covered Party and the Indemnifying Party or (B) there may be legal defenses or counterclaims available to the Covered Party that are inconsistent with, different from or in addition to those available to the Indemnifying Party, or (ii) at any time the Litigation Conditions are not satisfied with respect to such Third Party Claim. If the Indemnifying Party assumes and controls the defense of such Third Party Claim, the Indemnifying Party shall keep the Covered Party reasonably apprised of the status of the Third Party Claim (including by providing copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent that receipt of such documents does not affect attorney-client privilege) and the Covered Party shall be entitled to participate in, but not determine or conduct, the defense of, and/or any settlement negotiations with respect to, such Third Party Claim at its sole cost and expense.

(c)If the Litigation Conditions are not satisfied, or if the Indemnifying Party does not assume the defense of the Third Party Claim as described in Section 9.4(b), the Covered Party shall assume and control the defense of such Third Party Claim at the expense of the Indemnifying Party and shall not settle or compromise the Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. If the Covered Party assumes and controls the defense of such Third Party Claim, the Covered Party shall keep the Indemnifying Party reasonably apprised of the status of the Third Party Claim (including by providing copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent that receipt of such documents does not affect attorney-client privilege) and the Indemnifying Party shall be entitled to participate in, but not determine or conduct, the defense of, and/or any settlement negotiations with respect to, such Third Party Claim at its sole cost and expense.

(d)If the Indemnifying Party has assumed and controls the defense of the Third Party Claim in accordance with Section 9.4(b), then (i) the Covered Party shall not settle or compromise the Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnifying Party shall not (A) settle or compromise the Third Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Covered Party from all Liability in respect of such Third Party Claim, or (B) settle or compromise the Third Party Claim if the settlement imposes equitable remedies or material obligations on the Covered Party other than financial obligations for which such Covered Party will be indemnified hereunder, in each case, without the prior written consent of the Covered Party. In each case, the party that is not controlling the defense of the Third Party Claim shall reasonably cooperate with the party that is controlling the defense of such Third Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Claim, at the non-controlling party’s expense, and shall make available to the controlling party all pertinent information under the control of the non-controlling party.

9.5Limitation on Indemnity. Notwithstanding anything to the contrary contained in this Agreement:

(a)No amount payable by either Purchaser or the Sellers pursuant to Section 9.2(a)(i), Section 9.2(b)(i) or Section 9.2(c)(i) shall become due until and unless the Damages in respect of any individual claim or series of related claims exceeds [*] (the “De Minimis Amount”); provided, however, that any series of related claims shall be considered as one single claim for the purposes of the De Minimis Amount; and provided, further, that the De Minimis Amount shall not apply to breaches of Fundamental Representations or with respect to fraud or intentional misrepresentation.

(b)No amount payable by either Purchaser or the Sellers pursuant to Section  9.2(a)(i), Section 9.2(b)(i) or Section 9.2(c)(i) shall become due until and unless the aggregate amount of all Damages shall exceed [*] (the “Threshold”), whereupon Purchaser or the Sellers, as applicable, shall be liable for the relevant Damages from the first Euro, provided however, that the Threshold shall not apply to breaches of Fundamental Representations or with respect to fraud or intentional misrepresentation. In calculating whether the Threshold has been exceeded, only individual claims or series of related claims in excess of the De Minimis Amount shall be considered.

(c)Subject to the remainder of this subparagraph (c), the maximum aggregate amount of Damages for which indemnity may be recovered by the Purchaser Indemnified Parties from the Sellers pursuant to Section 9.2(a)(i) and Section 9.2(b)(i) shall be an amount equal to the Escrowed Amount (the “Cap”). The Cap shall not apply to any claim by any Purchaser Indemnified Party against the Sellers pursuant to Section 9.2(a)(i) through 9.2(a)(v) or Section 9.2(b)(i) or Section 9.2(b)(ii), for breaches of Fundamental Representations, or with respect to fraud or intentional misrepresentation. Notwithstanding the foregoing, no Seller shall be liable for Damages pursuant to Section 9.2(a)(i) through 9.2(a)(v) or Section 9.2(b)(i) or Section 9.2(b)(ii) or for breaches of Fundamental Representations in an amount in excess of the Total Consideration which such Seller has actually received hereunder (subject to the right of Purchaser under Section 2.10 to set-off from part of the future Milestone Payments due to such Seller any Damages referred to in said Section  2.10 that a Purchaser Indemnified Party would be entitled to from such Seller but for this limitation). Further, notwithstanding the foregoing, the Cap shall not apply to any claim by any Purchaser Indemnified Party against the Sellers for breaches of Specified Representations; provided, however, that the only recourse of the Purchaser in respect of the amount of any such Damages in excess of the Cap shall be the right of Purchaser under Section  2.10 to set-off from part of the future Milestone Payments due to such Seller any Damages referred to in said Section  2.10 that a Purchaser Indemnified Party would be entitled to from such Seller in respect of such breach, up to a maximum amount equal to [*] of the total Milestone Payments potentially payable hereunder.

(d)The maximum aggregate amount of Damages for which indemnity may be recovered by the Seller Indemnified Parties from Purchaser pursuant to Section 9.2(c)(i) shall be an amount equal to the Escrowed Amount; provided, however, that this Section 9.5(d) shall not limit in any way Purchaser’s obligation to pay the Sellers the Closing Date Consideration, the Milestone Payments. Purchaser shall not be liable for Damages pursuant to Section 9.2(c)(ii) in an amount in excess of the Total Consideration Purchaser has actually paid hereunder.

(e)The right to indemnification or other remedy based on the representations, warranties, covenants, obligations and agreements herein will not be affected or deemed waived by reason of any investigation or audit made by or on behalf of any party (including by any of its Representatives) or by reason of the fact that such party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, except when set forth in the Disclosure Letter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(f)To the extent permitted by Applicable Law, any payment made by an Indemnifying Party to a Covered Party pursuant to this Article 9 shall be treated on the Parties’ Tax Returns and otherwise as an adjustment to the Total Consideration for all Tax purposes.

(g)For purposes of calculating the amount of Damages incurred out of or relating to any breach of a representation or warranty contained in Article 3, Article 4 or any Transaction Agreement delivered by any Seller or the Holder Representative, the references to “Material Adverse Effect,” “material,” “in all material respects” or other materiality qualifications (or correlative terms), including as expressed in accounting concepts, shall be disregarded.

(h)No Seller shall have, exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Purchaser or Corlieve, or any of their respective directors, officers, employees, Affiliates, agents, attorneys, Representatives, assigns or successors, for any indemnification claims asserted by any Purchaser Indemnified Parties in connection with any indemnification obligation or any other Liability to which such Seller may become subject under or in connection with this Agreement, it being acknowledged that the representations, warranties, covenants and agreements of the Sellers are solely for the benefit of the Purchaser Indemnified Parties.

9.6Sole Remedies. Subject to Section 9.5, if the Sellers shall be obligated to indemnify the Purchaser Indemnified Parties with respect to a claim for Damages pursuant to Section 9.2(a)(i), recovery and payment therefor shall be made first from the Escrowed Amount and then, to the extent that the then-remaining Escrowed Amount is insufficient to fully indemnify the Purchaser Indemnified Parties for such Damages, the Purchaser Indemnified Parties shall have the right to  set-off such Damages from part of the future Milestone Payments pursuant to Section 2.10. For the avoidance of doubt, the Purchaser shall have no right to seek recovery and payment of Damages directly against the Sellers, except in respect of Damages described in Section 9.2(b) or for breaches of Fundamental Representations by each relevant Seller.

9.7Treatment of Insurance. With respect to each claim for indemnification, any Damages that may be recovered by the Covered Party with respect to such claim shall be net of any insurance proceeds actually received with respect thereto (net of the out-of-pocket costs reasonably incurred in pursuing or obtaining such insurance proceeds, deductibles and any increased premium amounts directly attributable to such claim). To the extent that insurance proceeds are actually collected after an indemnification claim has been settled, the Covered Party shall restore the Indemnifying Party to the same economic position as would have existed had such insurance proceeds been collected prior to the settlement of such indemnification claim (net of the out-of-pocket costs reasonably incurred in pursuing or obtaining such insurance proceeds, deductibles and any increased premium amounts directly attributable to such claim).

9.8Tax reassessment. The Sellers shall not be liable under Article 9 in respect of any breach of the Sellers’ representations contained in Section 4.10 until such breach has resulted in (i) an enforceable decision (“titre exécutoire”) of the competent Tax Authority, or a competent court delivered against Corlieve, or (ii) a settlement agreement entered into between Corlieve and the Tax Authority, provided, however, that this Section 9.8 shall not have the effect of preventing the Purchaser from validly making a claim in respect of any Sellers’ representations contained in Section 4.10 within (where applicable) the respective time limits specified in Section 9.1, even though no such enforceable decision or settlement agreement is provided for yet.

9.9Tax Benefit. To the extent a Damage gives rise to a Tax benefit or saving in the form of an actual and effective reduction in the corporate tax paid by Corlieve or Purchaser with respect to the tax year during which such Damage is recorded in the accounts of Corlieve (including, without limitation, a Tax reduction or loss, basis adjustment and/or shifting income, deductions, gains, loss and/or credits but to the exclusion of any increase in the amount of available tax losses carried forward or carried back), the amount of the Damage shall be reduced by the amount of such actual and effective

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

reduction. In determining the amount of such Tax benefit or saving during the fiscal year in which the loss is recorded in the accounts of Corlieve, the impact of any allowance or cancellation of reserves by Corlieve shall be neutralized.

9.10Tax exclusions. The consequences from any Tax reassessment whose effect would merely be a shift of Tax from a fiscal year to the following fiscal year shall not be taken into account except for any interest or penalties resulting therefrom. The consequences from any increased liability to value added Tax will not be taken into account, except for any interest or penalties resulting therefrom, where such value added Tax can be (from a Tax and commercial perspective) deducted or recovered from third parties.

9.11Reserves. The amount of the indemnification/price reduction obligation of the Sellers with respect to any Damage shall be reduced by the amount of the reserves included in the Financial Statements to the extent such reserves are directly and specifically related to such Damage.

9.12Changes in Laws. The Sellers shall not be held liable for Damages directly and exclusively arising (i) from changes in Laws applicable to the operations of Corlieve not in force on or prior to the Closing Date, (ii) post-Closing reorganizations, or (iii) changes in accounting policies or procedures of Corlieve, Purchaser or its Affiliates applied after the Closing Date.

9.13Duty to Mitigate. Each Covered Party shall be responsible for taking or causing to be taken all commercially reasonable steps to mitigate its Damages upon and after becoming aware of any event or condition that could reasonably be expected to give rise to any Damages that are indemnifiable under this Article 9.

9.14Remedies. The remedies in this Article 9 shall be the sole and exclusive remedies of the Parties with respect to any breach of the respective representations, warranties, covenants, obligations and agreements pursuant to this Agreement or otherwise arising out of this Agreement, regardless of the theory or cause of action pled, except for the remedies of specific performance, injunction and other similar equitable relief; provided, however, that no party shall be deemed to have waived any rights, claims, causes of action or remedies, and the limitations set forth in Section 9.5 shall not limit any recovery related thereto, if and to the extent fraud or intentional misrepresentation is proven on the part of a party by another party or such rights, claims, causes of action or remedies may not be waived under Applicable Law; provided, further, that in the event fraud or intentional misrepresentation is proven, each Seller shall be liable for Damages under Section 9.2(b) in excess of the Cap only to the extent such Damages arise out of such fraud or intentional misrepresentation committed by such Seller.

9.15Duplication. Any liability for indemnification hereunder shall be calculated without duplication by reason of the same set of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant, obligation or agreement.

ARTICLE 10

TERMINATION

10.1Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)by mutual written consent of Purchaser and the Holder Representative;

(b)by either Purchaser or the Holder Representative upon written notice if the Closing shall not have occurred on or before October 30, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

whose breach of any covenant or agreement hereunder caused, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)by Purchaser, if (i) there is a breach of any representation, warranty, covenant or obligation of the Sellers such that the conditions set forth in Section 8.1(a) or Section 8.1(b) would not be satisfied; (ii) Purchaser shall have delivered to the Holder Representative a written notice of such breach; and (iii) at least [*] shall have elapsed since the delivery of such notice without such breach being cured; provided, however, that Purchaser shall have no right to terminate this Agreement pursuant to this Section 10.1(c) if Purchaser is in material breach of its representations and warranties under this Agreement or has failed in any material respect to perform its obligations under this Agreement;

(d)by the Holder Representative, if: (i) there is a breach of any representation, warranty, covenant or obligation of Purchaser such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied; (ii) Holder Representative shall have delivered to Purchaser a written notice of such breach; and (iii) at least [*] shall have elapsed since the delivery of such notice without such breach being cured; provided, however, that the Holder Representative shall have no right to terminate this Agreement pursuant to this Section 10.1(d) if the Sellers are in material breach of their representations and warranties under this Agreement or have failed in any material respect to perform their obligations under this Agreement;

(e)by either Purchaser or the Holder Representative, if (i) a Governmental Authority of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which (1) is in effect, (2) has the effect of permanently restraining, enjoining or otherwise prohibiting the Closing and (3) is final and non-appealable; or

(f)by Purchaser, in its sole discretion pursuant to Section 6.6(a), if the competent Governmental Authority requests any material condition to the granting of the Foreign Investment Approval, such as Purchaser’s undertaking to divest, dispose of, or hold separate any of the businesses or assets of Corlieve or Purchaser and/or any of its Affiliates, other than an Acceptable Undertaking; provided, however that, prior to so terminating this Agreement, the Purchaser shall first consult with the Holder Representative regarding such conditions for a period of at least [*].

10.2Notice of Termination. If Purchaser wishes to terminate this Agreement pursuant to Sections 10.1(b), 10.1(c), 10.1(e) or 10.1(f), Purchaser shall deliver to the Holder Representative a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Holder Representative wishes to terminate this Agreement pursuant to Sections 10.1(b), 10.1(d) or 10.1(e),  the Holder Representative shall deliver to Purchaser a written notice stating that the Holder Representative is terminating this Agreement and setting forth a brief description of the basis on which the Holder Representative is terminating this Agreement. Except for any termination pursuant to Sections 10.1(c) or 10.1(d), which shall be effective in accordance with the terms thereof, any termination of this Agreement under Section 10.1 shall be effective immediately upon the delivery of a valid written notice of the terminating Party to the other Party as set forth in this Section 10.2.

10.3Effect of Termination. In the event of the termination of this Agreement as provided under Section 10.1 and Section 10.2, this Agreement shall be of no further force or effect and the parties hereto shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without Liability to Purchaser, Corlieve or the Sellers; provided, that Section 6.1, Section 10.4, Section 11.3, Section 11.10, Section 11.11 and this Section 10.3 shall survive the termination of this Agreement; and provided, further, that nothing herein shall relieve any party from Liability for (i) fraud or (ii) any willful breach of this Agreement.

10.4Expenses. Except as otherwise set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

of financial advisors, legal counsel and other advisors, shall be paid by the party incurring such expenses whether or not the transactions contemplated hereby are consummated.

ARTICLE 11

MISCELLANEOUS

11.1Binding Effect; Assignment. No Party may, without the consent of the other Parties, assign or transfer any of its rights and obligations hereunder; provided that no such consent is required for an assignment or transfer by Purchaser, in whole or in part, to (i) a Subsidiary of Purchaser (and a Subsidiary of Purchaser may assign this Agreement to another Subsidiary of Purchaser or to Purchaser) or (ii) a successor-in-interest of Purchaser by reason of merger or consolidation or sale of all or substantially all of the assets of Purchaser relating to the subject matter of this Agreement; provided, that any shares that may be used to make a Milestone Payment must be either uniQure Ordinary Shares or shares of a successor-in-interest of Purchaser whose stock is publicly traded. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment or transfer in violation of the foregoing shall be null and void ab initio, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

11.2Notices.

(a)All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, by facsimile, by email or delivered by globally recognized express delivery service to the parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the Business Day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine or, if the facsimile is not sent on a Business Day, the next Business Day after sending, (iii) in the case of email, on the day that the party giving notice receives electronic confirmation of sending from their email provider and (iv) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

If to Purchaser:

uniQure N.V.

Attention: [*]

Paasheuvelweg 25A

1105 BP Amsterdam

Netherlands

Email: [*]

with copies (which shall not constitute notice) to:

uniQure, Inc.

Attention: [*]

113 Hartwell Avenue

Lexington, MA 02421

Email: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Morgan Lewis UK LLP

Condor House, 5-10 St. Paul's Churchyard

London EC4M 8AL

United Kingdom

Attention: Timothy Corbett

Email: timothy.corbett@morganlewis.com

If to the Holder Representative, to:

Kurma Partners

24 Rue Royale

75008 Paris

France

Attn: [*]

Email: [*]

with copies (which shall not constitute notice) to:

McDermott Will & Emery AARPI

23 rue de l'Université

75007 Paris

France

Attention: Emmanuelle Trombe

Fax +33 1 81 69 15 15

Email: etrombe@mwe.com

If to a Seller, to the address set forth on the signature page of such Seller.

11.3Entire Agreement; Amendments and Waivers. This Agreement, the Confidentiality Agreement and the other documents and instruments referred to herein and all exhibits and schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. Any provision of this Agreement may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Purchaser and the Holder Representative (it being acknowledged and agreed that the Holder Representative may amend this Agreement and waive matters on behalf of the Sellers, all as contemplated by Section 11.4 hereof). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.4Appointment of the Holder Representative.

(a)Appointment. As used in this Agreement, the term “Holder Representative” shall mean that Person designated by the Sellers who together were entitled to receive a majority of the Closing Date Cash Consideration (including RGX) (a “Majority of Sellers”), who shall initially be Kurma Partners until Closing and as from Closing, a service provider as appointed pursuant to Section 11.4(b). By execution hereof, the Holder Representative hereby accepts its appointment as the initial Holder Representative. Effective upon the execution of this Agreement, without any further action by any other Person, the Holder Representative shall be appointed and constituted in respect of each Seller, as his, her or its agent, to act in his, her or its name, place and stead, as such Seller’s attorney-in-fact, as more fully set forth in Section 11.4(c).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

(b)Election and Replacement. From and after the execution of this Agreement until the date when all obligations under this Agreement have been discharged (including all indemnification obligations under Article 9), a Majority of Sellers may, from time to time upon written notice to the Holder Representative and Purchaser, (i) remove any Holder Representative (including any Holder Representative appointed by Purchaser as provided below) or (ii) appoint a new Holder Representative to fill any vacancy created by the death, incapacitation, resignation or removal of any Holder Representative. If a Majority of Sellers is required to but has not appointed a successor Holder Representative to fill any vacancy within [*] after Purchaser has sent a written notice to a Majority of Sellers requesting that they appoint a successor Holder Representative, Purchaser shall have the right to appoint a Holder Representative to fill any such vacancy; provided, however, that a Majority of Sellers shall thereafter retain the right to remove the Holder Representative or appoint a new Holder Representative pursuant to this Section 11.4(b). A copy of any appointment by a Majority of Sellers of any successor Holder Representative shall be provided to Purchaser promptly after it shall have been effected. Each successor Holder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Holder Representative, and the term “Holder Representative” as used herein shall be deemed to include any successor Holder Representative.

(c)Authority. The Holder Representative shall be authorized, on behalf of each and every Seller, (i) to execute, as Holder Representative, this Agreement and any agreement or instrument entered into or delivered in connection with the transactions contemplated hereby (including, for the avoidance of doubt, the Disclosure Letter for and on behalf of the Sellers); (ii) to discuss, negotiate, agree to, enter into, consent to, resolve and fully and finally settle on behalf of the Sellers when it relates to all Sellers (but not individual Seller) any claims for indemnification by any Purchaser Indemnified Party under Article 9 hereof, including the authorization to comply with Court Orders with respect to any such claim for indemnification and the delivery to Purchaser of cash from the Escrow Account in satisfaction of claims asserted by Purchaser pursuant to Article 9 hereof; (iii) to object to such claims pursuant to Section 9.3; (iv) to act as, or retain a, Paying Agent for the Closing Date Cash Consideration and any post-closing distribution of the Holdback Amount, the Non GMP Batch Payment or the Milestone Payments; (v) to receive all documents, certificates and notices and make all determinations on behalf of the Sellers required under this Agreement.  A decision, act, consent or instruction of the Holder Representative in accordance with this Agreement shall constitute a decision of the Sellers and shall be final, binding and conclusive upon the Sellers. Purchaser shall have the right to rely in good faith upon an Instrument received from Holder Representative and to act in accordance with the Instrument without independent investigation. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Holder Representative that is within the scope of the Holder Representative’s authority under Section 11.4 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Sellers and shall be final, binding and conclusive upon each such Seller.

(d)No Liability of Holder Representative or Purchaser. Neither the Holder Representative, nor any of the directors, officers, agents or employees of the Holder Representative, if applicable, shall be liable to any Seller or any other Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of the Holder Representative’s fraud, gross negligence or willful misconduct. The Holder Representative may consult with legal counsel, independent public accountants and other experts selected by the Holder Representative and shall not be liable to any Seller for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. As to any matters not expressly provided for in this Agreement, the Holder Representative shall not be required to exercise any discretion or take any action. Neither Purchaser, nor Corlieve nor any of their Affiliates shall have any Liability to any of the Sellers or otherwise arising out of the acts or omissions of the Holder Representative or any disputes among the Sellers or between the Sellers and the Holder Representative. Purchaser may rely entirely on its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

dealings with, and notices to and from, the Holder Representative to satisfy any obligations it may have under this Agreement or otherwise to the Sellers.

(e)Indemnity; Costs and Expenses. Each Seller shall, severally and not jointly (sans solidarité), in proportion to the portion of the Closing Date Cash Consideration then previously received by such Sellers (or if no portion of the Closing Date Cash Consideration has been paid, in proportion to the portion of the Closing Date Cash Consideration to which such Seller is entitled), indemnify, hold harmless and defend the Holder Representative (and its directors, officers, employees, shareholders, agent and representatives) against any Damages incurred without fraud, gross negligence or willful misconduct by the Holder Representative and arising out of or in connection with the acceptance, performance or administration of the Holder Representative’s duties under this Agreement. Any Damages (including costs of defending claims prior to the final adjudication or settlement of such claims) incurred by the Holder Representative in connection with the acceptance, performance and administration of its duties as the Holder Representative pursuant to this Agreement (including the hiring of legal counsel, accountants or auditors and other advisors pursuant to the terms of this Agreement, but excluding any of the foregoing arising out of the Holder Representative’s fraud, gross negligence or willful misconduct) and all fees payable hereunder to the Holder Representative by the Sellers (“Holder Representative’s Costs”) shall be paid as follows: (i) first by recourse to the Holder Representative’s Fund, if any; and (ii) if such amounts are insufficient to pay such Holder Representative’s Costs, then by recourse directly to the Sellers (in proportion to the portion of the Closing Date Cash Consideration then previously received by each such Seller (or if no portion of the Closing Date Cash Consideration has been paid, in proportion to the portion of the Closing Date Cash Consideration to which such Seller is entitled).

(f)Holder Representative’s Fund. At the Closing, the Paying Agent may deposit with the Holder Representative an amount to be determined in the reasonable discretion of the Sellers, which shall be held by the Holder Representative in trust solely for the purpose of paying the expenses, if any, incurred by the Holder Representative in connection with the transactions contemplated by this Agreement (such fund created by the provision of such amount, the “Holder Representative’s Fund”). Upon request of all Sellers, the Holder Representative shall distribute the remaining Holder Representative’s Fund (if any) to the Sellers, in accordance with the Closing Date Allocation Schedule. Purchaser shall have no obligation whatsoever with respect to the Holder Representative’s Fund, if any, and Purchaser shall not have Liability for the manner in which the Holder Representative administers the Holder Representative’s Fund, or for causing or ensuring that all or any portion of the Holder Representative’s Fund is ultimately paid or distributed to the Sellers.

11.5Counterparts; Electronic Delivery of Signatures. This Agreement may be executed (including by facsimile or by email of a .pdf attachment) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or by email of a .pdf attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

11.6Severability. If any term or other provision of this Agreement is deemed or held to be invalid, illegal, or unenforceable in any respect, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or unenforceable in any respect, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and each party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

11.7Third Party Beneficiaries. Other than as provided in Section 7.7 and Article 9, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement (and their successors and permitted assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

11.8No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.9GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL OTHER MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

11.10Jurisdiction; Venue; Service of Process. Except as otherwise provided in Section 11.12, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. The claimant shall nominate an arbitrator in its request for arbitration. The respondent shall nominate an arbitrator in its answer. The two arbitrators shall nominate a third arbitrator [*] after the nomination of the second arbitrator. The third arbitrator shall act as president of the tribunal. If any of the three arbitrators is not nominated within the time limits prescribed above, then the International Court of Arbitration of the International Chamber of Commerce shall appoint that arbitrator. The place of arbitration shall be Geneva Switzerland. The language of the arbitration shall be English. The arbitration award shall be final and binding on the Parties. The Parties undertake to carry out any award without delay and waive their right to any form of recourse based on grounds other than those contained in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

11.11WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

11.12Injunctive Relief; Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement, including the restrictive covenants

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

contained in Section 7.7, were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or restrain any breach or threatened breach of this Agreement, including Section 7.7, by any other Party and to enforce specifically the terms and provisions of this Agreement, including Section 7.7, to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any other Party in any court of competent jurisdiction, in addition to any and all other rights and remedies at law or in equity. Each of the Parties hereto hereby waives (i) the defense that monetary damages would be an adequate remedy in any action for specific performance or any other form of equitable relief and (ii) any requirement under any Law to post a bond or any other security as a prerequisite to obtaining equitable relief.

11.13Headings. The descriptive headings used in this Agreement have been inserted for convenience of reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

EXHIBIT A: THE SELLERS [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

EXHIBIT B: THE FREE SHARES HOLDERS [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

EXHIBIT C: RESALE PROSPECTUS SUPPLEMENT

1. Registrable Securities. For purposes of this Agreement, the term “Registrable Securities” shall mean all of the Milestone Shares actually issued to Sellers under this Agreement, other than Milestone Shares issued to a Seller that has not provided the information required by Paragraph 7 of this Exhibit C at least one Business Day prior to the filing of the applicable Resale Registration Statement.

2. Resale Registration Statement. Purchaser agrees that it will file a prospectus supplement to Purchaser’s registration statement on Form S-3ASR filed on March 1, 2021 (File No. 333-253749) (or another registration statement on Form S-3, or such other form under the Securities Act then available to Purchaser), providing for the resale pursuant to Rule 415 from time to time, and on a continuing basis, by each holder thereof (each a “Holder”), of the Registrable Securities (such registration statement, including the prospectus, any pre-effective or post-effective amendments and supplements thereto, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, therein being hereinafter referred to as a “Resale Registration Statement” and such prospectus supplement, including the base prospectus included in a Resale Registration Statement, a “Resale Prospectus Supplement”). Purchaser agrees to file a Resale Prospectus Supplement in respect of any Milestone Shares within [*] after the issuance thereof; provided, however, that Purchaser will be permitted to postpone or suspend (upon written notice to the Holders) the filing or use of a Resale Prospectus Supplement or a Resale Registration Statement if the disclosure requirements of the Securities Act in connection with such Resale Registration Statement would require Purchaser to include material non-public information (including information to supplement, update or correct existing disclosures) that has not theretofore been included or incorporated by reference in such Resale Registration Statement or otherwise in the public domain and Purchaser’s Board of Directors has determined in its reasonable judgment that Purchaser has a bona fide business reason not to disclose such material non-public information; provided, that the aggregate number of days Purchaser shall be permitted to so postpone or suspend the use of each such Resale Prospectus Supplement or effectiveness of each such Resale Registration Statement shall not exceed [*] or an aggregate of [*] days in any period of [*].

3. Withdrawal. Any Holder on behalf of whom any Registrable Securities have been included in a Resale Prospectus Supplement shall have the right to withdraw any or all of the Registrable Securities to be registered thereby by giving written notice to such effect to Purchaser prior to the filing of such Resale Prospectus Supplement.

4. Registration Procedures. In connection with a Resale Registration Statement, Purchaser shall:

(a) use reasonable best efforts to cause the registration statement to remain effective until the termination of the Purchaser’s registration obligations pursuant to Paragraph 6 of this Exhibit C, and shall use reasonable best efforts to obtain as promptly as is practicable the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(b) notify as promptly each seller of Registrable Securities of each of (A) the filing of the Resale Prospectus Supplement and any amendment or supplements thereto, (B) the receipt of any comments from the SEC or any state securities law authorities or any other Governmental Authorities with respect to any such registration statement or Resale Prospectus Supplement or any amendments or supplements thereto, and (C) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing; provided that Purchaser shall not be required to notify sellers of Registrable Securities of any events

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

described in (A) to (C) of this Paragraph 4 related to any Shelf Registration Statement that do not affect the availability of the applicable Resale Prospectus Supplement;

(c)if requested, furnish to each seller of Registrable Securities, the underwriters, and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment, and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement, and the Resale Prospectus Supplements and all exhibits thereto and documents incorporated by reference therein, and such other documents as such seller, underwriter, agent, or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided, that Purchaser shall have no obligation to provide any document pursuant to this section that is available on the SEC’s EDGAR system;

(d)use reasonable best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the Holders of Registrable Securities reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that Purchaser shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this subparagraph, or (z) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this subparagraph);

(e)notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act and the rules and regulations thereunder, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and as promptly as reasonably practicable prepare and furnish to each such seller a supplement or amendment to the Resale Prospectus Supplement to such registration statement so that such registration statement shall not, and such Resale Prospectus Supplement as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(f) use reasonable best efforts to cause all Registrable Securities so registered to be listed on The Nasdaq Global Select Market or such other national securities exchange or established over-the-counter market as is then the principal market on which or through which similar securities of Purchaser are then listed or traded; and

(g) use reasonable best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of Governmental Authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act).

5. Expenses. All expenses incident to Purchaser’s performance of, or compliance with, its obligations under this Exhibit C, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of Purchaser’s independent counsel  shall be borne by Purchaser. Purchaser shall not be responsible for the fees and expenses of any counsel, or any of the accountants, agents, or experts retained by the Holders in connection with the sale of Registrable Securities. Purchaser will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

audit, and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by Purchaser are then listed or traded or for listing on any other exchange or automated quotation system.

6. Termination. Purchaser’s obligations under Section 2.12 and Section 7.4 of the Agreement and this Exhibit C shall terminate, with respect to each Holder, on the earliest date on which all of such Holder’s Registrable Securities have: (a) been registered on a Resale Registration Statement and disposed of in accordance therewith; (b) become eligible to be sold, without volume or manner of sale limitations, pursuant to Rule 144 under the Securities Act or any successor rule or regulation thereto that may be adopted by the SEC, (c) ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise, or (d) been sold to the public pursuant to Rule 144 under the Securities Act or any successor rule or regulation thereto that may be adopted by the SEC. Purchaser will take such action as may reasonably requested by any Holder to remove any restrictive legend or other restriction on resale with respect to any Registrable Securities for which Purchaser’s obligations under this Schedule shall have terminated pursuant to this subparagraph.

7. Selling Shareholder Information. Each of the Holders shall furnish such information as may reasonably be required by Purchaser with respect to itself and its Registrable Securities to be included in a Resale Prospectus Supplement. In connection therewith, each Holder shall be required to represent to Purchaser that all such information which is given is both complete and accurate in all material respects when made.

8. Adjustments.

(a)In the event that Purchaser is prohibited from filing a Resale Prospectus Supplement in respect of the Milestone Shares only as a result of a suspension period outlined in Section 2 within [*] following the issuance of such Milestone Shares and files the Resale Prospectus Supplement more than [*] following such issuance date [*] following the issuance date, the “Target Date” with respect to such Milestone Shares), the date on which such Resale Prospectus Supplement is actually filed and available for use shall be the “Measurement Date” with respect to such Milestone Shares, and the provisions of this Paragraph 8 shall apply.

(b)If the closing price of the uniQure Ordinary Shares on Nasdaq on the Trading Day immediately preceding the applicable Measurement Date is more than [*] lower than such price on the Trading Day immediately preceding the applicable Target Date, Purchaser shall pay to the Sellers, as additional consideration, an amount equal to such difference, in cash or additional uniQure Ordinary Shares, at the discretion of Purchaser. Such additional consideration shall be paid or delivered by no later than [*] following the Measurement Date and shall not be subject to the market restrictions of Sections 9 and 10 below.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

EXHIBIT D: FORM OF FRENCH SHORT FORM TRANSFER AGREEMENT

[Signature Pages Follow]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each party has executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

uniQure N.V.

/s/ Matthew Kapusta

By:	Matthew Kapusta
Title:	Chief Executive Officer

SELLERS

[*]

HOLDER REPRESENTATIVE

[*] on behalf of Kurma Partners